EXHIBIT 4.1
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                         RUBBERMAID RETIREMENT PLAN
                    FOR COLLECTIVELY-BARGAINED ASSOCIATES


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                              TABLE OF CONTENTS


                                  PREAMBLE

                                  ARTICLE I
                                 DEFINITIONS

        1.1   PLAN DEFINITIONS  . . . . . . . . . . . . . . . . . . .    2
        1.2   INTERPRETATION  . . . . . . . . . . . . . . . . . . . .    8

                                 ARTICLE II
                               VESTING SERVICE

        2.1   CREDITING OF HOURS OF SERVICE . . . . . . . . . . . . .    8
        2.2   HOURS OF SERVICE EQUIVALENCIES  . . . . . . . . . . . .   10
        2.3   LIMITATIONS ON CREDITING OF HOURS OF SERVICE  . . . . .   10
        2.4   DEPARTMENT OF LABOR RULES . . . . . . . . . . . . . . .   11
        2.5   YEARS OF VESTING SERVICE  . . . . . . . . . . . . . . .   11

                                 ARTICLE III
                                 ELIGIBILITY

        3.1   ELIGIBILITY . . . . . . . . . . . . . . . . . . . . . .   11
        3.2   TRANSFERS OF EMPLOYMENT . . . . . . . . . . . . . . . .   12
        3.3   RE-EMPLOYMENT . . . . . . . . . . . . . . . . . . . . .   12
        3.4   NOTIFICATION CONCERNING NEW ELIGIBLE EMPLOYEES  . . . .   12
        3.5   EFFECT AND DURATION . . . . . . . . . . . . . . . . . .   12

                                 ARTICLE IV
                           DEFERRAL CONTRIBUTIONS

        4.1   DEFERRAL CONTRIBUTIONS  . . . . . . . . . . . . . . . .   12
        4.2   SUSPENSION OF DEFERRAL CONTRIBUTIONS  . . . . . . . . .   13
        4.3   VESTING OF DEFERRAL CONTRIBUTIONS . . . . . . . . . . .   13

                                  ARTICLE V
                     EMPLOYEE AND ROLLOVER CONTRIBUTIONS

        5.1   NO EMPLOYEE CONTRIBUTIONS . . . . . . . . . . . . . . .   13
        5.2   ROLLOVER CONTRIBUTIONS  . . . . . . . . . . . . . . . .   13
        5.3   VESTING OF EMPLOYEE CONTRIBUTIONS . . . . . . . . . . .   13

                                 ARTICLE VI
                       EMPLOYER REGULAR CONTRIBUTIONS

        6.1   CONTRIBUTION PERIOD . . . . . . . . . . . . . . . . . .   14
        6.2   EMPLOYER REGULAR CONTRIBUTIONS  . . . . . . . . . . . .   14
        6.3   ALLOCATION OF EMPLOYER REGULAR CONTRIBUTIONS  . . . . .   14
        6.4   VERIFICATION OF AMOUNT OF EMPLOYER REGULAR
              CONTRIBUTIONS BY THE EMPLOYER . . . . . . . . . . . . .   15

                                     (i)


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        6.5   PAYMENT OF EMPLOYER REGULAR CONTRIBUTIONS . . . . . . .   15
        6.6   ELIGIBILITY TO PARTICIPATE IN ALLOCATION  . . . . . . .   15
        6.7   VESTING OF EMPLOYER REGULAR CONTRIBUTIONS . . . . . . .   16
        6.8   ELECTION OF FORMER VESTING SCHEDULE . . . . . . . . . .   16

                                 ARTICLE VII
                        LIMITATIONS ON CONTRIBUTIONS

        7.1   DEFINITIONS . . . . . . . . . . . . . . . . . . . . . .   17
        7.2   CODE SECTION 402(G) LIMIT . . . . . . . . . . . . . . .   18
        7.3   DISTRIBUTION OF EXCESS DEFERRALS  . . . . . . . . . . .   19
        7.4   LIMITATION ON DEFERRAL CONTRIBUTIONS OF HIGHLY
              COMPENSATED EMPLOYEES . . . . . . . . . . . . . . . . .   19
        7.5   DISTRIBUTION OF EXCESS DEFERRAL CONTRIBUTIONS . . . . .   21
        7.6   DETERMINATION OF INCOME OR LOSS . . . . . . . . . . . .   21
        7.7   CODE SECTION 415 LIMITATIONS ON CREDITING OF
              CONTRIBUTIONS AND FORFEITURES . . . . . . . . . . . . .   21
        7.8   COVERAGE UNDER OTHER QUALIFIED DEFINED CONTRIBUTION
              PLAN  . . . . . . . . . . . . . . . . . . . . . . . . .   22
        7.9   COVERAGE UNDER QUALIFIED DEFINED BENEFIT PLAN . . . . .   23
        7.10  SCOPE OF LIMITATIONS  . . . . . . . . . . . . . . . . .   23

                                ARTICLE VIII
                          TRUST FUNDS AND ACCOUNTS

        8.1   GENERAL FUND  . . . . . . . . . . . . . . . . . . . . .   24
        8.2   INVESTMENT FUNDS  . . . . . . . . . . . . . . . . . . .   24
        8.3   LOAN INVESTMENT FUND  . . . . . . . . . . . . . . . . .   24
        8.4   INCOME ON TRUST . . . . . . . . . . . . . . . . . . . .   24
        8.5   ACCOUNTS  . . . . . . . . . . . . . . . . . . . . . . .   25
        8.6   SUB-ACCOUNTS  . . . . . . . . . . . . . . . . . . . . .   25

                                 ARTICLE IX
                   DEPOSIT AND INVESTMENT OF CONTRIBUTIONS

        9.1   FUTURE CONTRIBUTIONS INVESTMENT ELECTIONS . . . . . . .   25
        9.2   DEPOSIT OF CONTRIBUTIONS  . . . . . . . . . . . . . . .   25
        9.3   ELECTION TO TRANSFER BETWEEN FUNDS  . . . . . . . . . .   26
        9.4   404(C) PLAN . . . . . . . . . . . . . . . . . . . . . .   26
        9.5   INVESTMENT IN EMPLOYER SECURITIES . . . . . . . . . . .   26

                                  ARTICLE X
                       CREDITING AND VALUING ACCOUNTS

        10.1  CREDITING ACCOUNTS  . . . . . . . . . . . . . . . . . .   27
        10.2  VALUING ACCOUNTS  . . . . . . . . . . . . . . . . . . .   27
        10.3  PLAN VALUATION PROCEDURES . . . . . . . . . . . . . . .   27
        10.4  FINALITY OF DETERMINATIONS  . . . . . . . . . . . . . .   28
        10.5  NOTIFICATION  . . . . . . . . . . . . . . . . . . . . .   28


                                    (ii)


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                                 ARTICLE XI
                                    LOANS

        11.1  APPLICATION FOR LOAN  . . . . . . . . . . . . . . . . .   28
        11.2  REDUCTION OF ACCOUNT UPON DISTRIBUTION  . . . . . . . .   29
        11.3  REQUIREMENTS TO PREVENT A TAXABLE DISTRIBUTION  . . . .   29
        11.4  ADMINISTRATION OF LOAN INVESTMENT FUND  . . . . . . . .   30
        11.5  DEFAULT . . . . . . . . . . . . . . . . . . . . . . . .   30
        11.6  LOANS GRANTED PRIOR TO SPINOFF  . . . . . . . . . . . .   30

                                 ARTICLE XII
                         WITHDRAWALS WHILE EMPLOYED

        12.1  WITHDRAWALS OF EMPLOYEE CONTRIBUTIONS-NON-DEDUCTIBLE  .   31
        12.2  LIMITATIONS ON WITHDRAWALS  . . . . . . . . . . . . . .   31
        12.3  ORDER OF WITHDRAWAL FROM A PARTICIPANT'S SUB-ACCOUNTS .   31

                                ARTICLE XII
                       TREATMENT OF NON-VESTED AMOUNTS
                         FOLLOWING TERMINATION DATE

        13.1  NOTICE OF TERMINATION DATE  . . . . . . . . . . . . . .   31
        13.2  SEPARATE ACCOUNTING FOR NON-VESTED AMOUNTS  . . . . . .   32
        13.3  DISPOSITION OF NON-VESTED AMOUNTS . . . . . . . . . . .   32
        13.4  RECREDITING OF FORFEITED AMOUNTS  . . . . . . . . . . .   32

                                 ARTICLE XIV
                                DISTRIBUTIONS

        14.1  DISTRIBUTIONS TO PARTICIPANTS . . . . . . . . . . . . .   33
        14.2  DISTRIBUTIONS TO BENEFICIARIES  . . . . . . . . . . . .   33
        14.3  CASH OUTS AND PARTICIPANT CONSENT . . . . . . . . . . .   34
        14.4  REQUIRED COMMENCEMENT OF DISTRIBUTION . . . . . . . . .   35
        14.5  RE-EMPLOYMENT OF A PARTICIPANT  . . . . . . . . . . . .   35
        14.6  RESTRICTIONS ON ALIENATION  . . . . . . . . . . . . . .   35
        14.7  FACILITY OF PAYMENT . . . . . . . . . . . . . . . . . .   36
        14.8  INABILITY TO LOCATE PAYEE . . . . . . . . . . . . . . .   36
        14.9  DISTRIBUTION PURSUANT TO QUALIFIED DOMESTIC RELATIONS
              ORDERS  . . . . . . . . . . . . . . . . . . . . . . . .   36

                                 ARTICLE XV
                               FORM OF PAYMENT

        15.1  NORMAL FORM OF PAYMENT  . . . . . . . . . . . . . . . .   37
        15.2  OPTIONAL FORM OF PAYMENT  . . . . . . . . . . . . . . .   37
        15.3  CHANGE OF OPTION ELECTION . . . . . . . . . . . . . . .   37
        15.4  DIRECT ROLLOVER . . . . . . . . . . . . . . . . . . . .   37
        15.5  NOTICE REGARDING FORMS OF PAYMENT . . . . . . . . . . .   38
        15.6  RE-EMPLOYMENT . . . . . . . . . . . . . . . . . . . . .   39
        15.7  SECTION 242(B)(2) ELECTIONS . . . . . . . . . . . . . .   39

                                 ARTICLE XVI
                                BENEFICIARIES

        16.1  DESIGNATION OF BENEFICIARY  . . . . . . . . . . . . . .   40
        16.2  SPOUSAL CONSENT REQUIREMENTS  . . . . . . . . . . . . .   40


                                    (iii)


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                                ARTICLE XVII
                               ADMINISTRATION

        17.1  AUTHORITY OF THE EMPLOYER . . . . . . . . . . . . . . .   41
        17.2  ACTION OF THE EMPLOYER  . . . . . . . . . . . . . . . .   41
        17.3  CLAIMS REVIEW PROCEDURE . . . . . . . . . . . . . . . .   42
        17.4  QUALIFIED DOMESTIC RELATIONS ORDERS . . . . . . . . . .   43
        17.5  INDEMNIFICATION . . . . . . . . . . . . . . . . . . . .   43
        17.6  ACTIONS BINDING . . . . . . . . . . . . . . . . . . . .   43

                                ARTICLE XVIII
                          AMENDMENT AND TERMINATION

        18.1  AMENDMENT . . . . . . . . . . . . . . . . . . . . . . .   44
        18.2  LIMITATION ON AMENDMENT . . . . . . . . . . . . . . . .   44
        18.3  TERMINATION . . . . . . . . . . . . . . . . . . . . . .   44
        18.4  REORGANIZATION  . . . . . . . . . . . . . . . . . . . .   45

                                 ARTICLE XIX
                          MISCELLANEOUS PROVISIONS

        19.1  NO COMMITMENT AS TO EMPLOYMENT  . . . . . . . . . . . .   46
        19.2  BENEFITS  . . . . . . . . . . . . . . . . . . . . . . .   46
        19.3  NO GUARANTEES . . . . . . . . . . . . . . . . . . . . .   46
        19.4  EXPENSES  . . . . . . . . . . . . . . . . . . . . . . .   46
        19.5  PRECEDENT . . . . . . . . . . . . . . . . . . . . . . .   47
        19.6  DUTY TO FURNISH INFORMATION . . . . . . . . . . . . . .   47
        19.7  WITHHOLDING . . . . . . . . . . . . . . . . . . . . . .   47
        19.8  MERGER, CONSOLIDATION, OR TRANSFER OF PLAN ASSETS . . .   47
        19.9  BACK PAY AWARDS . . . . . . . . . . . . . . . . . . . .   47
        19.10 MILITARY LEAVE  . . . . . . . . . . . . . . . . . . . .   48
        19.11 CONDITION ON EMPLOYER REGULAR CONTRIBUTIONS   . . . . .   49
        19.12 RETURN OF CONTRIBUTIONS TO THE EMPLOYER   . . . . . . .   50
        19.13 VALIDITY OF PLAN  . . . . . . . . . . . . . . . . . . .   50
        19.14 TRUST AGREEMENT.  . . . . . . . . . . . . . . . . . . .   50
        19.15 PARTIES BOUND.  . . . . . . . . . . . . . . . . . . . .   50
        19.16 APPLICATION OF CERTAIN PLAN PROVISIONS  . . . . . . . .   50
        19.17 LEASED EMPLOYEES  . . . . . . . . . . . . . . . . . . .   51
        19.18 TRANSFERRED FUNDS . . . . . . . . . . . . . . . . . . .   51

                                 ARTICLE XX
                               EFFECTIVE DATE

        20.1 EFFECTIVE DATE OF PLAN . . . . . . . . . . . . . . . . .   51








                                    (iv)


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                                  PREAMBLE


   The Plan established hereunder, to be known as the Rubbermaid Retirement Plan for Collectively-Bargained Associates, is a spin-off plan from the Rubbermaid Retirement Plan (the "Prior Plan") that was effective April 1, 1995. All assets and liabilities with respect to eligible employees were spun off from the Prior Plan and transferred to the Plan. All sub-accounts with respect to eligible employees under the Prior Plan were transferred into similar sub-accounts maintained under the Plan and became subject to all the provisions of the Plan applicable to such sub-accounts, including the vesting, withdrawal, and distribution provisions; provided, however, that such transfer did not operate to eliminate any form of payment or other benefit protected under Section 411(d)(6) of the Code.

   Notwithstanding any other provision of the Plan to the contrary, a Participant's vested interest in his Account under the Plan on and after the effective date of the Plan shall not be less than his vested interest in his account under the Prior Plan on the day immediately preceding the effective date of the Plan.

   The Plan is intended to qualify as a profit-sharing plan under Section 401(a) of the Code, and includes a cash or deferred arrangement that is intended to qualify under Section 401(k) of the Code. The Plan is maintained for the exclusive benefit of eligible employees and their beneficiaries.

























                                      1


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                                  ARTICLE I
                                 DEFINITIONS


   1.1  PLAN DEFINITIONS

   As used herein, the following words and phrases have the meanings hereinafter set forth, unless a different meaning is plainly required by the context:

   An "Account" means the account maintained by the Trustee in the name of a Participant that reflects his interest in the Trust and any Sub-Accounts maintained thereunder, as provided in Article VIII.

   The "Administrator" means the Employer unless the Employer designates another person or persons to act as such. Beginning August 1, 1995, the Employer designates the Benefit Plans Committee as Administrator.

   The "Beneficiary" of a Participant means the person or persons entitled under the provisions of the Plan to receive distribution hereunder in the event the Participant dies before receiving distribution of his entire interest under the Plan.

   A "Break in Service" means any Plan Year during which the person completes less than 501 Hours of Service.

   The "Code" means the Internal Revenue Code of 1986, as amended from time to time. Reference to a section of the Code includes such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.

   The "Compensation" of a Participant for any period means the following:

   (a) the total amount of regular or base wages paid to the Participant by the Employer for employment as an Employee during the Contribution Period, including any payments for overtime computed at the basic rate;

   (b) any shift differential, but excluding any premium pay in excess of the basic rate of the shift differential and any bonus paid; and

   (c) any amount described under (a) or (b) above that would have been payable to the Participant during the Contribution Period except for his election to contribute such amount to a plan specified under Section 125 of the Code.

   The following special rules shall apply:



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   (d)  Except as otherwise determined by the Administrator to prevent duplication of benefits under the Plan and any other plan maintained by an Employer or a Related Company, if an employee transfers directly from employment with the Employer or with a Related Company in a capacity other than as an Employee to employment as an Employee, amounts paid to such Employee by the Related Company or Employer for the Contribution Period prior to the transfer shall be treated as having been paid by the Employer for employment as an Employee.

   (d) If an Employee is on Military Leave, Compensation for each month in which the Employee is absent because of Military Leave shall be imputed to the Employee based on the amount of Compensation paid to the Employee by the Employer during the 12-consecutive-month period ending on the date the Employee's Military Leave began divided by the number of months and partial months during such 12-consecutive-month period for which Compensation was actually paid to the Employee.

   In no event, however, shall the Compensation of a Participant taken into account under the Plan for any Plan Year exceed $150,000 (subject to adjustment annually as provided in Section 401(a)(17)(B) and
   Section 415(d) of the Code). If the Compensation of a Participant is determined over a period of time that contains fewer than 12 calendar months, then the annual compensation limitation described above shall be adjusted with respect to that Participant by multiplying the annual compensation limitation in effect for the Plan Year by a fraction the numerator of which is the number of full months in the period and the denominator of which is 12; provided, however, that no proration is required for a Participant who is covered under the Plan for less than one full Plan Year if the formula for allocations is based on Compensation for a period of at least 12 months. In determining the Compensation, for purposes of applying the annual compensation limitation described above, of a Participant who is a five percent owner or among the ten Highly Compensated Employees receiving the greatest Compensation for the Plan Year, the Compensation of the Participant's spouse and of his lineal descendants who have not attained age 19 as of the close of the Plan Year shall be included as Compensation of the Participant for the Plan Year. If as a result of applying the family aggregation rule described in the preceding sentence the annual compensation limitation would be exceeded, the limitation shall be prorated among the affected family members in proportion to each member's Compensation as determined prior to application of the family aggregation rules.

   A "Contribution Period" means the period specified in Article VI for which Employer Regular Contributions shall be made.

   A "Deferral Contribution" means the amount contributed to the Plan on a Participant's behalf by the Employer in accordance with his deferral authorization executed pursuant to Article IV.

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   "Disabled" or "Disability" means a physical or mental condition arising after an Employee has become an Eligible Employee which totally and permanently prevents the Participant from engaging in any occupation or employment for remuneration or profit for the Employer or a Related Company, except for purposes of rehabilitation not incompatible with a finding of total and permanent disability. The Administrator shall determine Disability hereunder on the basis of the certificate of a physician acceptable to it and evidence that the Employee is eligible for either (1) waiver of the premium under any long term group life insurance plan sponsored by the Employer, but administered by a third party or (2) disability benefits under the terms of the Social Security Act.

   An "Eligible Employee" means any Employee who has met the eligibility requirements of Article III to have Deferral Contributions made to the Plan on his behalf.

   An "Employee" means any employee of the Employer who is covered by a collective bargaining agreement between the Employer and the United Steelworkers of America, Rubber/Plastic Industry Conference, Local No. 302.

   An "Employee Contribution" means any after-tax employee contribution made to the Prior Plan by a Participant prior to January 1, 1987, including both Employee Contributions-Deductible and Employee
   Contributions-Non-Deductible.

   An "Employee Contribution-Deductible" means any after-tax employee contribution made to the Prior Plan by a Participant prior to January 1, 1987, for which a deduction was allowable under Section 219(a) of the Code for the taxable year in which the contribution was made.

   An "Employee Contribution-Non-Deductible" means any after-tax employee contribution made to the Prior Plan by a Participant other than an Employee Contribution-Deductible.

   The "Employer" means Rubbermaid Incorporated.

   An "Employer Regular Contribution" means the amount, if any, that the Employer contributes to the Plan as provided in Article VI.

   An "Enrollment Date" means each January 1.

   "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time. Reference to a section of ERISA includes such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.

   The "General Fund" means a Trust Fund maintained by the Trustee as required to hold and administer any assets of the Trust that are not allocated among any separate Investment Funds as may be provided in

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   the Plan or the Trust Agreement.  No General Fund shall be maintained if all assets of the Trust are allocated among separate Investment
   Funds.

   A "Highly Compensated Employee" means an Employee or former Employee who is a highly compensated active employee or highly compensated former employee as defined hereunder.

   A "highly compensated active employee" includes any Employee who performs services for the Employer during the determination year and who (i) was a five percent owner at any time during the determination year or the look back year, (ii) received compensation from the Employer during the look back year in excess of $75,000 (subject to adjustment annually at the same time and in the same manner as under
   Section 415(d) of the Code), (iii) was in the top paid group of employees for the look back year and received compensation from the Employer during the look back year in excess of $50,000 (subject to adjustment annually at the same time and in the same manner as under
   Section 415(d) of the Code), (iv) was an officer of the Employer during the look back year and received compensation during that year in excess of 50 percent of the dollar limitation in effect for that year under Section 415(b)(1)(A) of the Code or, if no officer received compensation in excess of that amount for the look back year or the determination year, received the greatest compensation for the look back year of any officer, or (v) was one of the 100 employees paid the greatest compensation by the Employer for the determination year and would be described in (ii), (iii), or (iv) above if the term "determination year" were substituted for "look back year".

   A "highly compensated former employee" includes any Employee who separated from service from the Employer and all Related Companies (or is deemed to have separated from service from the Employer and all Related Companies) prior to the determination year, performed no services for the Employer during the determination year, and was a highly compensated active employee for either the separation year or any determination year ending on or after the date the Employee attains age 55.

   The determination of who is a Highly Compensated Employee hereunder, including determinations as to the number and identity of employees in the top paid group, the 100 employees receiving the greatest compensation from the Employer, the number of employees treated as officers, and the compensation considered, shall be made in accordance with the provisions of Section 414(q) of the Code and regulations issued thereunder. For purposes of this definition, the following terms have the following meanings:

   (a) The "determination year" means the Plan Year or, if the Administrator makes the election provided in paragraph (b) below, the period of time, if any, which extends beyond the look back year and ends on the last day of the Plan Year for which testing

                                      5


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        is being performed (the "lag period").  If the lag period is less than 12 months long, the dollar amounts specified in (ii), (iii), and (iv) above shall be prorated based upon the number of months in the lag period.

   (b) The "look back year" means the 12-month period immediately preceding the determination year; provided, however, that the Administrator may elect instead to treat the calendar year ending with or within the determination year as the "look back year".

   An "Hour of Service" with respect to a person means each hour, if any, that is credited to him in accordance with the provisions of
   Article II.

   An "Investment Fund" means any separate investment Trust Fund maintained by the Trustee as provided in the Plan or the Trust Agreement or any separate investment fund maintained by the Trustee, to the extent that there are Participant Sub-Accounts under such funds, to which assets of the Trust may be allocated and separately invested.

   "Military Leave" means an employee's absence from work because of service with the armed forces of the United States provided he is eligible for re-employment rights under the Uniformed Services Employment and Re-employment Rights Act of 1994, and returns to work with the Employer or a Related Company within the period during which he retains such re-employment rights.

   "Net Profits" means the current and accumulated net earnings of the Employer and all Related Companies for the Plan Year (before provision for income taxes and excess profits taxes), as included in the consolidated financial statements of the Employer in the Annual Report to its shareholders for the Plan Year, adjusted as follows:

   (a) by adding back to said earnings the sum of: (1) the provisions for contributions to this Plan; (2) any net loss from the sale or other disposition of capital assets, including depreciable assets used in the business; and (3) unusual charges against income as specified by action of the board of directors of the Employer prior to the close of the Plan Year; and

   (b) by subtracting from said earnings the sum of: (1) any gains from the sale or other disposition of capital assets, including depreciable assets used in the business; (2) an amount equal to six percent of the capital and surplus of the Employer at the close of the preceding Plan Year; and (3) unusual credits to income as specified by action of the board of directors of the Employer prior to the close of such Plan Year.

   The calculation and certification of Net Profits shall be made by the Employer's independent accountants according to prior accounting

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   practices and shall not be subject to adjustment at any time thereafter for any reason whatsoever.

   The "Normal Retirement Date" of an employee means the date he attains age 65.

   A "Participant" means any person who has an Account in the Trust.

   The "Plan" means the Rubbermaid Retirement Plan for Collectively-Bargained Associates, as from time to time in effect.

   A "Plan Year" means the 12-consecutive-month period ending each December 31.

   The "Prior Plan" means the Rubbermaid Retirement Plan, as in effect on March 31, 1995, from which the Plan was spun off.

   A "Related Company" means any corporation or business, other than the Employer, which would be aggregated with the Employer for a relevant purpose under Section 414 of the Code.

   A "Rollover Contribution" means any rollover contribution to the Plan made by a Participant as may be provided in Article V.

   A "Sub-Account" means any of the individual sub-accounts of a Participant's Account that is maintained as provided in Article VIII.

   The "Termination Date" of a Participant means the date on which a Participant terminates employment with the Employer and all Related Companies because of death, Disability, retirement, or other termination of employment

   The "Trust" means the trust maintained by the Trustee under the Trust Agreement.

   The "Trust Agreement" means the agreement entered into between the Employer and the Trustee relating to the holding, investment, and reinvestment of the assets of the Plan, together with all amendments thereto.

   The "Trustee" means the trustee or any successor trustee which at the time shall be designated, qualified, and acting under the Trust Agreement. The Employer may designate a person or persons other than the Trustee to perform any responsibility of the Trustee under the Plan, other than trustee responsibilities as defined in Section 405(c)(3) of ERISA, and the Trustee shall not be liable for the performance of such person in carrying out such responsibility except as otherwise provided by ERISA. The term Trustee shall include any delegate of the Trustee as may be provided in the Trust Agreement.

   A "Trust Fund" means any fund maintained under the Trust by the Trustee.

   A "Valuation Date" means the date or dates designated by the Employer and communicated in writing to the Trustee for the purpose of valuing the General Fund and each Investment Fund and adjusting Accounts and Sub-Accounts hereunder, which dates need not be uniform with respect to the General Fund, each Investment Fund, Account, or Sub-Account; provided, however, that the General Fund and each Investment Fund shall be valued and each Account and Sub-Account shall be adjusted no less often than once annually.

   The "Vesting Service" of an employee means the period or periods of service credited to him under the provisions of Article II for purposes of determining his vested interest in his Employer Regular Contributions Sub-Account.

   1.2  INTERPRETATION

   Where required by the context, the noun, verb, adjective, and adverb forms of each defined term shall include any of its other forms. Wherever used herein, the masculine pronoun shall include the feminine, the singular shall include the plural, and the plural shall include the singular.

                                 ARTICLE II
                               VESTING SERVICE


   2.1  CREDITING OF HOURS OF SERVICE

   A person shall be credited with an Hour of Service for:

   (a) each hour for which he is paid, or entitled to payment, for the performance of duties for the Employer or a Related Company during the applicable computation period; provided, however, that hours compensated at a premium rate shall be treated as straight-time hours;

   (b) subject to the provisions of Section 2.3, each hour for which he is paid, or entitled to payment, by the Employer or a Related Company on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), lay-off, jury duty, military duty, or leave of absence approved by the Administrator;

   (c) each hour for which he is not paid or entitled to payment, but for which he would have been scheduled to work for the Employer or a Related Company during the period of time that he is absent from work while on leave of absence approved by the Administrator;

   (d) each hour for which he is not paid or entitled to payment, but for which he would have been scheduled to work for the Employer or a Related Company during the period of time that he is absent from work while on Military Leave; and

   (e) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer or a Related Company; provided, however, that the same Hour of Service shall not be credited both under paragraph (a) or (b) or (c) or
        (d) of this Section, as the case may be, and under this paragraph
        (e); and provided, further, that the crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in such paragraph (b) shall be subject to the limitations set forth in Section 2.3.

   Notwithstanding the foregoing and solely for purposes of determining whether a person who is on a maternity/paternity absence beginning on or after the first day of the first Plan Year that commences on or after January 1, 1985, has incurred a Break in Service, Hours of Service shall include those hours with which such person would otherwise have been credited but for such maternity/paternity absence, or shall include eight Hours of Service for each day of maternity/paternity absence if the actual hours to be credited cannot be determined; except that not more than 501 hours are to be credited by reason of any maternity/paternity absence. Any hours included as Hours of Service pursuant to the immediately preceding sentence shall be credited to the Plan Year in which the absence from employment begins, if such person otherwise would incur a Break in Service in such Plan Year, or, in any other case, to the immediately following Plan Year.

   For purposes of this Section, a "maternity/paternity absence" means a person's absence from employment with the Employer or a Related Company because of the person's pregnancy, the birth of the person's child, the placement of a child with the person in connection with the person's adoption of the child, or the caring for the person's child immediately following the child's birth or adoption. A person's absence from employment will not be considered a maternity/paternity absence unless the person furnishes the Administrator such timely information as may reasonably be required to establish that the absence was for one of the purposes enumerated in this paragraph and to establish the number of days of absence attributable to such purpose.

   2.2  HOURS OF SERVICE EQUIVALENCIES

   Notwithstanding any other provision of the Plan to the contrary, the Employer may elect to credit Hours of Service to its employees in accordance with one of the following equivalencies, and if the Employer does not maintain records that accurately reflect actual hours of service, such Employer shall credit Hours of Service to its employees in accordance with one of the following equivalencies:

   (a) If the Employer maintains its records on the basis of days worked, an employee shall be credited with 10 Hours of Service for each day on which he is required to be credited with an Hour of Service.

   (b) If the Employer maintains its records on the basis of weeks worked, an employee shall be credited with 45 Hours of Service for each week in which he is required to be credited with an Hour of Service.

   (c) If the Employer maintains its records on the basis of semi-monthly payroll periods, an employee shall be credited with 95 Hours of Service for each semi-monthly payroll period in which he is required to be credited with an Hour of Service.

   (d) If the Employer maintains its records on the basis of bi-weekly payroll periods, an employee shall be credited with 90 Hours of Service for each bi-weekly payroll period in which he is required to be credited with an Hour of Service.

   (e) If the Employer maintains its records on the basis of months worked, an employee shall be credited with 190 Hours of Service for each month in which he is required to be credited with an Hour of Service.

   2.3  LIMITATIONS ON CREDITING OF HOURS OF SERVICE

   In the application of the provisions of paragraph (b) of Section 2.2, the following shall apply:

   (a) An hour for which a person is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed shall not be credited to him if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workers' compensation, unemployment compensation, or disability insurance laws.

   (b) Hours of Service shall not be credited with respect to a payment which solely reimburses a person for medical or medically-related expenses incurred by him.

   (c) A payment shall be deemed to be made by or due from the Employer or a Related Company (i) regardless of whether such payment is made by or due from such employer directly or indirectly, through (among others) a trust fund or insurer to which any such employer contributes or pays premiums, and (ii) regardless of whether contributions made or due to such trust fund, insurer, or other entity are for the benefit of particular persons or are on behalf of a group of persons in the aggregate.

   2.4  DEPARTMENT OF LABOR RULES

   The rules set forth in paragraphs (b) and (c) of Department of Labor Regulations Section 2530.200b-2, which relate to determining Hours of Service attributable to reasons other than the performance of duties and crediting Hours of Service to computation periods, are hereby incorporated into the Plan by reference.

   2.5  YEARS OF VESTING SERVICE

   Years of Vesting Service shall be determined in accordance with the following provisions:

   (a) An employee shall be credited with a year of Vesting Service for each Plan Year during which he completes at least 1,000 Hours of Service.

   (b) Notwithstanding the provisions of paragraph (a), service completed by an employee prior to a Termination Date shall not be included in determining the employee's years of Vesting Service unless either (1) the employee had a nonforfeitable right to any portion of his Account, excluding that portion of his Account that is attributable to Employee Contributions, before such Termination Date, or (2) the number of his consecutive Breaks in Service after such Termination Date is less than the greater of five or the aggregate number of his years of Vesting Service before such Termination Date.


                                 ARTICLE III
                                 ELIGIBILITY


   3.1  ELIGIBILITY

   Each Employee who was eligible to participate in the Prior Plan immediately prior to the effective date of the Plan shall become an Eligible Employee on such effective date. Each other Employee shall become an Eligible Employee as of the Enrollment Date coinciding with or next following the date on which he becomes an Employee.

   3.2  TRANSFERS OF EMPLOYMENT

   If a person is transferred directly from employment with the Employer or with a Related Company in a capacity other than as an Employee to employment as an Employee, he shall become an Eligible Employee as of the later of the date he is so transferred or the date he would have become an Eligible Employee if he had been an Employee for his entire period of employment with the Employer or Related Company.

   3.3  RE-EMPLOYMENT

   If a person who terminated employment with the Employer and all Related Companies is re-employed as an Employee prior to incurring a Break in Service, he shall become an Eligible Employee on the later of the date he is re-employed or the date he would have become an Eligible Employee if he had continued in employment. If a person who terminated employment with the Employer and all Related Companies is re-employed as an Employee after incurring a Break in Service, he shall become an Eligible Employee as of the Enrollment Date coinciding with or next following his re-employment date.

   3.4  NOTIFICATION CONCERNING NEW ELIGIBLE EMPLOYEES

   Each Employer shall notify the Administrator as soon as practicable of Employees becoming Eligible Employees as of any date.

   3.5  EFFECT AND DURATION

   Upon becoming an Eligible Employee, an Employee shall be bound by all the terms and conditions of the Plan and the Trust Agreement. A person shall continue as an Eligible Employee only so long as he continues in employment as an Employee.


                                 ARTICLE IV
                           DEFERRAL CONTRIBUTIONS


   4.1  DEFERRAL CONTRIBUTIONS

   Prior to the date the Employer Regular Contribution is made to the Plan for a Contribution Period as provided under Section 6.2, each Employee who was an Eligible Employee during the Contribution Period may elect, in accordance with rules prescribed by the Administrator, to have his entire share of the Employer Regular Contribution described in Section 6.3(c)(1) allocated to his Account under the Plan as a Deferral Contribution (sometimes known as a cash election contribution). An Eligible Employee's election shall include his authorization for the Employer to allocate his share of the Employer Regular Contribution described in Section 6.3(c)(1) to his Account as a Deferral Contribution. Notwithstanding the foregoing, the

   Administrator may limit the amount of an Eligible Employee's Deferral Contribution as provided in Article VII to satisfy the requirements of Sections 401(k), 402(g), and 415 of the Code.

   An Eligible Employee's election to allocate his share of the Employer Regular Contribution described in Section 6.3(c)(1) to his Account as a Deferral Contribution shall remain in effect for all Employer Regular Contributions made to the Plan on and after the effective date of the election until the Employee suspends such election as provided herein. If an Eligible Employee does not make the election described in this Section or fails to make an effective election hereunder, distribution shall be made to such Eligible Employee in cash of his entire share of the Employer Regular Contribution described in Section 6.3(c)(1).

   4.2  SUSPENSION OF DEFERRAL CONTRIBUTIONS

   An Eligible Employee who has elected to allocate his share of the Employer Regular Contribution described in Section 6.3(c)(1) to his Account as a Deferral Contribution may suspend such election at such time or times as the Administrator shall prescribe.

   4.3  VESTING OF DEFERRAL CONTRIBUTIONS

   A Participant's vested interest in his Deferral Contributions
   Sub-Account shall be at all times 100 percent.


                                  ARTICLE V
                     EMPLOYEE AND ROLLOVER CONTRIBUTIONS


   5.1  NO EMPLOYEE CONTRIBUTIONS

   There shall be no Employee Contributions to the Plan. However, Sub-Accounts attributable to Employee Contributions that were made to the Prior Plan prior to January 1, 1987 are maintained under the Plan.

   5.2  ROLLOVER CONTRIBUTIONS

   There shall be no Rollover Contributions to the Plan.

   5.3  VESTING OF EMPLOYEE CONTRIBUTIONS

   A Participant's vested interest in his Employee Contributions
   Sub-Account shall be at all times 100 percent.

                                 ARTICLE VI
                       EMPLOYER REGULAR CONTRIBUTIONS

   6.1  CONTRIBUTION PERIOD

   The Contribution Period for Employer Regular Contributions under the Plan shall be each Plan Year.

   6.2  EMPLOYER REGULAR CONTRIBUTIONS

   The Employer shall make an Employer Regular Contribution to the Plan for the Contribution Period on behalf of its Employees who are eligible to participate in the allocation of Employer Regular
   Contributions as provided in Section 6.6 in an amount equal to the following:

   (a) the lesser of (i) 25 percent of the Employer's Net Profits for the Plan Year or (ii) 15 percent of the aggregate Compensation of all eligible Employees for the Contribution Period; reduced by

   (b) the amount of applicable administrative and recordkeeping fees estimated to be payable to the Trustee for such services rendered to the Plan and Trust for the Plan Year for which the contribution is made.

   6.3  ALLOCATION OF EMPLOYER REGULAR CONTRIBUTIONS

   The Employer Regular Contribution made for the Contribution Period shall be allocated among eligible Employees, as determined under
   Section 6.6, as follows:

   (a) First, a unit value shall be determined by dividing the amount of the Employer Regular Contribution (as defined under Section 6.2) by the aggregate number of units (as defined in paragraph (d) below) credited to all eligible Employees.

   (b) Second, the allocation to each eligible Employee of the basic Employer Regular Contribution shall be determined by multiplying the total number of units credited to him under this Section for the Contribution Period by the unit value determined above.

   (c) Third, the allocation to each eligible Employee shall be further allocated as follows:

        (1) 25 percent of the eligible Employee's total allocation of the Employer Regular Contribution shall be either (i) allocated directly to the Participant's Account as a Deferral Contribution in accordance with the Employee's deferral election made pursuant to Section 4.1 or (ii), if the Employee has made no deferral election, distributed directly to the Employee in cash; and

        (2) 75 percent of the Employee's total allocation of the Employer Regular Contribution shall be allocated directly to the Employee's Employer Regular Contributions Sub-Account.

   (d)  Employees shall be credited with units hereunder as follows:

        (1)  one unit for each full $100 of the Employee's Compensation;
             and

        (2) one unit for each full year of Vesting Service completed by the Employee as of the end of the Contribution Period.

   6.4  VERIFICATION OF AMOUNT OF EMPLOYER REGULAR CONTRIBUTIONS BY THE
        EMPLOYER

   The Employer shall verify the amount of Employer Regular Contributions to be made in accordance with the provisions of the Plan.

   6.5  PAYMENT OF EMPLOYER REGULAR CONTRIBUTIONS

   Employer Regular Contributions made for a Contribution Period shall be paid in cash to the Trustee within the period of time required under the Code in order for the contribution to be deductible by the Employer in determining its Federal income taxes for the Plan Year.

   6.6  ELIGIBILITY TO PARTICIPATE IN ALLOCATION

   Each Employee shall be eligible to participate in the allocation of Employer Regular Contributions beginning on the date he becomes, or again becomes, an Eligible Employee in accordance with the provisions of Article III. Notwithstanding the foregoing, no person shall be eligible to participate in the allocation of Employer Regular Contributions for a Contribution Period unless (i) he is employed by an Employer as an Employee on the last day of the Contribution Period and (ii) he has completed at least 1,000 Hours of Service during the Contribution Period; provided, however, that the following special rules shall apply:

   (a) the foregoing provisions shall not apply to a person who terminates employment during the Contribution Period because of death or Disability and who receives Compensation for the Contribution Period prior to such termination of employment;

   (b) if an Employee is absent from work during a Contribution Period because of an approved leave of absence, he shall not be eligible to participate in the allocation of Employer Regular
        Contributions for the Contribution Period unless he received Compensation for the Contribution Period; and

   (c) if an Employee is on Military Leave during a Contribution Period, he shall be eligible to participate in the allocation of Employer

        Regular Contributions for the Contribution Period only as provided in Section 19.10 of the Plan.

   6.7  VESTING OF EMPLOYER REGULAR CONTRIBUTIONS

   A Participant's vested interest in his Employer Regular Contributions Sub-Account shall be determined in accordance with the following schedule:

        Years of Vesting Service           Vested Interest
        ------------------------           ---------------

           Less than 3                         0%
           3 but less than 4                  20%
           4 but less than 5                  40%
           5 but less than 6                  60%
           6 but less than 7                  80%
           7 or more                         100%

   Notwithstanding the foregoing, if a Participant is employed by the Employer or a Related Company on his Normal Retirement Date, the date he becomes Disabled, or the date he dies, his vested interest in his Employer Regular Contributions Sub-Account shall be 100 percent.

   6.8  ELECTION OF FORMER VESTING SCHEDULE

   If the Employer adopts an amendment to the Plan that directly or indirectly affects the computation of a Participant's vested interest in his Employer Regular Contributions Sub-Account, any Participant with three or more years of Vesting Service shall have a right to have his vested interest in his Employer Regular Contributions Sub-Account continue to be determined under the vesting provisions in effect prior to the amendment rather than under the new vesting provisions, unless the vested interest of the Participant in his Employer Regular Contributions Sub-Account under the Plan as amended is not at any time less than such vested interest determined without regard to the amendment. A Participant shall exercise his right under this Section by giving written notice of his exercise thereof to the Administrator within 60 days after the latest of (i) the date he receives notice of the amendment from the Administrator, (ii) the effective date of the amendment, or (iii) the date the amendment is adopted.
   Notwithstanding the foregoing, a Participant's vested interest in his Employer Regular Contributions Sub-Account on the effective date of such an amendment shall not be less than his vested interest in his Employer Regular Contributions Sub-Account immediately prior to the effective date of the amendment.

                                 ARTICLE VII
                        LIMITATIONS ON CONTRIBUTIONS

   7.1  DEFINITIONS

   For purposes of this Article, the following terms have the following meanings:

   (a) The "actual deferral percentage" with respect to an Eligible Employee for a particular Plan Year means the ratio of the Deferral Contributions made on his behalf for the Plan Year to his test compensation for the Plan Year; provided, however, that contributions made on a Participant's behalf for a Plan Year shall be included in determining his actual deferral percentage for such Plan Year only if the contributions are made to the Plan prior to the end of the 12-month period immediately following the Plan Year to which the contributions relate. The determination and treatment of the actual deferral percentage amounts for any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

   (b) The "annual addition" with respect to a Participant for a limitation year means the sum of the Deferral Contributions, Employer Regular Contributions, and forfeitures allocated to his Account for the limitation year (including any excess contributions that are distributed pursuant to this Article), the employer contributions, employee contributions, and forfeitures allocated to his accounts for the limitation year under any other qualified defined contribution plan (whether or not terminated) maintained by the Employer or a Related Company concurrently with the Plan, and amounts described in Sections 415(l)(2) and 419A(d)(2) of the Code allocated to his account for the limitation year.

   (c)  The "Code Section 402(g) limit" means the dollar limit imposed by
        Section 402(g)(1) of the Code or established by the Secretary of the Treasury pursuant to Section 402(g)(5) of the Code in effect on January 1 of the calendar year in which an Eligible Employee's taxable year begins.

   (d) An "elective contribution" means any employer contribution made to a plan maintained by the Employer or any Related Company on behalf of a Participant in lieu of cash compensation pursuant to his election to defer under any qualified CODA as described in
        Section 401(k) of the Code, any simplified employee pension cash or deferred arrangement as described in Section 402(h)(1)(B) of the Code, any eligible deferred compensation plan under Section 457 of the Code, or any plan as described in Section 501(c)(18) of the Code, and any contribution made on behalf of the Participant by the Employer or a Related Company for the purchase of an annuity contract under Section 403(b) of the Code pursuant to a deferral agreement.

   (e) An "excess deferral" with respect to a Participant means that portion of a Participant's Deferral Contributions that when added to amounts deferred under other plans or arrangements described in Sections 401(k), 408(k), or 403(b) of the Code, would exceed the Code Section 402(g) limit and is includable in the Participant's gross income under Section 402(g) of the Code.

   (f) A "family member" of an Employee means the Employee's spouse, his lineal ascendants, his lineal descendants, and the spouses of such lineal ascendants and descendants.

   (g)  A "limitation year" means the Plan Year.

   (h) The "test compensation" of an Eligible Employee for a Plan Year means compensation as defined in Section 414(s) of the Code and regulations issued thereunder, limited, however, to $150,000 (subject to adjustment annually as provided in Section 401(a)(17)(B) and Section 415(d) of the Code). If the test compensation of a Participant is determined over a period of time that contains fewer than 12 calendar months, then the annual compensation limitation described above shall be adjusted with respect to that Participant by multiplying the annual compensation limitation in effect for the Plan Year by a fraction the numerator of which is the number of full months in the period and the denominator of which is 12; provided, however, that no proration is required for a Participant who is covered under the Plan for less than one full Plan Year if the formula for allocations is based on Compensation for a period of at least 12 months. In determining the test compensation, for purposes of applying the annual compensation limitation described above, of a Participant who is a five-percent owner or among the ten Highly Compensated Employees receiving the greatest test compensation for the limitation year, the test compensation of the Participant's spouse and of his lineal descendants who have not attained age 19 as of the close of the limitation year shall be included as test compensation of the Participant for the limitation year. If as a result of applying the family aggregation rule described in the preceding sentence the annual compensation limitation would be exceeded, the limitation shall be prorated among the affected family members in proportion to each member's test compensation as determined prior to application of the family aggregation rules.

   7.2  CODE SECTION 402(G) LIMIT

   In no event shall the amount of the Deferral Contributions made on behalf of an Eligible Employee for his taxable year, when aggregated with any elective contributions made on behalf of the Eligible Employee under any other plan of the Employer or a Related Company for his taxable year, exceed the Code Section 402(g) limit. In the event that the Administrator determines that the Deferral Contribution to be made on behalf of an Eligible Employee will result in his exceeding the Code Section 402(g) limit, the Administrator may reduce the share of the Employer Regular Contribution described in Section 6.3(c)(1) that is allocated to the Eligible Employee's Account as a Deferral Contribution to such smaller amount that will result in the Code
   Section 402(g) limit not being exceeded and distribute the balance directly to the Eligible Employee.

   If the Employer notifies the Administrator that the Code Section 402(g) limit has nevertheless been exceeded by an Eligible Employee for his taxable year, the Deferral Contributions that, when aggregated with elective contributions made on behalf of the Eligible Employee under any other plan of the Employer or a Related Company, would exceed the Code Section 402(g) limit, plus any income and minus any losses attributable thereto, shall be distributed to the Eligible Employee no later than the April 15 immediately following such taxable year. Any Deferral Contributions that are distributed to an Eligible Employee in accordance with this Section shall NOT be taken into account in computing the Eligible Employee's actual deferral percentage for the Plan Year in which the Deferral Contributions were made, unless the Eligible Employee is a Highly Compensated Employee.

   7.3  DISTRIBUTION OF EXCESS DEFERRALS

   Notwithstanding any other provision of the Plan to the contrary, if a Participant notifies the Administrator in writing no later than the March 1 following the close of the Participant's taxable year that excess deferrals have been made on his behalf under the Plan for such taxable year, the excess deferrals, plus any income and minus any losses attributable thereto, shall be distributed to the Participant no later than the April 15 immediately following such taxable year. Any Deferral Contributions that are distributed to a Participant in accordance with this Section shall nevertheless be taken into account in computing the Participant's actual deferral percentage for the Plan Year in which the Deferral Contributions were made.

   7.4  LIMITATION ON DEFERRAL CONTRIBUTIONS OF HIGHLY COMPENSATED
        EMPLOYEES

   Notwithstanding any other provision of the Plan to the contrary, the Deferral Contributions made with respect to a Plan Year on behalf of Eligible Employees who are Highly Compensated Employees may not result in an average actual deferral percentage for such Eligible Employees that exceeds the greater of:

   (a) a percentage that is equal to 125 percent of the average actual deferral percentage for all other Eligible Employees; or

   (b) a percentage that is not more than 200 percent of the average actual deferral percentage for all other Eligible Employees and that is not more than two percentage points higher than the average actual deferral percentage for all other Eligible Employees.

   In order to assure that the limitation contained herein is not exceeded with respect to a Plan Year, the Administrator is authorized to suspend completely the Deferral Contributions to be made on behalf of Highly Compensated Employees for the Plan Year or to adjust the projected actual deferral percentages of Highly Compensated Employees by reducing their Deferral Contribution for the Plan Year to such smaller amount that will result in the limitation set forth above not being exceeded. The share of the Employer Regular Contribution described in Section 6.3(c)(1) that is not allocated to a Highly Compensated Employee as a Deferral Contributions because of this Section shall be distributed directly to such Highly Compensated Employee in cash. In the event of any such suspension or reduction, Highly Compensated Employees affected thereby shall be notified of the reduction or suspension as soon as possible.

   For purposes of applying the limitation contained in this Section, the Deferral Contributions and test compensation of any Eligible Employee who is a family member of another Eligible Employee who is a five percent owner or among the ten Highly Compensated Employees receiving the greatest test compensation for the Plan Year shall be aggregated with the Deferral Contributions and test compensation of such other Eligible Employee, and such family member shall not be considered an Eligible Employee for purposes of determining the average actual deferral percentage for all other Eligible Employees.

   In determining the actual deferral percentage for any Eligible Employee who is a Highly Compensated Employee for the Plan Year, elective contributions made to his accounts under any other plan of the Employer or a Related Company shall be treated as if all such contributions were made to the Plan; provided, however, that if such a plan has a plan year different from the Plan Year, any such contributions made to the Highly Compensated Employee's accounts under the plan for the plan year ending with or within the same calendar year as the Plan Year shall be treated as if such contributions were made to the Plan. Notwithstanding the foregoing, such contributions shall not be treated as if they were made to the Plan if regulations issued under Section 401(k) of the Code do not permit such plan to be aggregated with the Plan.

   If one or more plans of the Employer or Related Company are aggregated with the Plan for purposes of satisfying the requirements of Section 401(a)(4) or 410(b) of the Code, then actual deferral percentages under the Plan shall be calculated as if the Plan and such one or more other plans were a single plan. Plans may be aggregated to satisfy
   Section 401(k) of the Code only if they have the same plan year.

   The Administrator shall maintain records sufficient to show that the limitation contained in this Section was not exceeded with respect to any Plan Year.

   7.5  DISTRIBUTION OF EXCESS DEFERRAL CONTRIBUTIONS

   Notwithstanding any other provision of the Plan to the contrary, in the event that the limitation contained in Section 7.4 is exceeded in any Plan Year, the Deferral Contributions made with respect to a Highly Compensated Employee that exceed the maximum amount permitted to be contributed to the Plan on his behalf under Section 7.4, plus any income and minus any losses attributable thereto, shall be distributed to the Highly Compensated Employee prior to the end of the next succeeding Plan Year. If excess amounts are attributable to Participants aggregated under the family aggregation rules described in Section 7.4, the excess shall be allocated among family members in proportion to the Deferral Contributions made with respect to each family member. If such excess amounts are distributed more than 2-1/2 months after the last day of the Plan Year for which the excess occurred, an excise tax may be imposed under Section 4979 of the Code on the Employer maintaining the Plan with respect to such amounts.

   The maximum amount permitted to be contributed to the Plan on a Highly Compensated Employee's behalf under Section 7.4 shall be determined by reducing Deferral Contributions made on behalf of Highly Compensated Employees in order of their actual deferral percentages beginning with the highest of such percentages. The determination of the amount of excess Deferral Contributions shall be made after application of
   Section 7.3, if applicable.

   7.6  DETERMINATION OF INCOME OR LOSS

   The income or loss attributable to excess contributions that are distributed pursuant to this Article shall be determined for the preceding Plan Year under the method otherwise used for allocating income or loss to Participant's Accounts.

   7.7  CODE SECTION 415 LIMITATIONS ON CREDITING OF CONTRIBUTIONS AND
        FORFEITURES

   Notwithstanding any other provision of the Plan to the contrary, the annual addition with respect to a Participant for a limitation year shall in no event exceed the lesser of (i) $30,000 (adjusted as provided in Section 415(d) of the Code, with the first adjustment being made for limitation years beginning on or after January 1, 1996) or (ii) 25 percent of the Participant's compensation, as defined in
   Section 415(c)(3) of the Code and regulations issued thereunder, for the limitation year. If the annual addition to the Account of a Participant in any limitation year would otherwise exceed the amount that may be applied for his benefit under the limitation contained in this Section, the limitation shall be satisfied by reducing contributions made on behalf of the Participant to the extent necessary in the following order:

        Deferral Contributions made on the Participant's behalf for the limitation year, if any, shall be reduced.

        Forfeitures otherwise allocable to the Participant's Account for the limitation year, if any, shall be reduced.

        Employer Regular Contributions otherwise allocable to the Participant's Account for the limitation year shall be reduced.

   The amount of any reduction of Deferral Contributions (plus any income attributable thereto) shall be returned to the Participant. The amount of any reduction of forfeitures shall be reallocated among eligible Participants for the limitation year. The amount of any reduction of Employer Regular Contributions shall be deemed a forfeiture for the limitation year. Amounts deemed to be forfeitures under this Section shall be held unallocated in a suspense account established for the limitation year and shall be applied against the Employer's contribution obligation for the next following limitation year (and succeeding limitation years, as necessary). If a suspense account is in existence at any time during a limitation year, all amounts in the suspense account must be allocated to Participants' Accounts (subject to the limitations contained herein) before any further Deferral Contributions or Employer Regular Contributions may be made to the Plan on behalf of Participants. No suspense account established hereunder shall share in any increase or decrease in the net worth of the Trust. For purposes of this Article, excesses shall result only from the allocation of forfeitures, a reasonable error in estimating a Participant's annual compensation (as defined in Section 415(c)(3) of the Code and regulations issued thereunder), a reasonable error in determining the amount of Deferral Contributions that may be made with respect to any Participant under the limits of Section 415 of the Code, or other limited facts and circumstances that justify the availability of the provisions set forth above.

   7.8  COVERAGE UNDER OTHER QUALIFIED DEFINED CONTRIBUTION PLAN

   If a Participant is covered by any other qualified defined contribution plan (whether or not terminated) maintained by the Employer or a Related Company concurrently with the Plan, and if the annual addition for the limitation year would otherwise exceed the amount that may be applied for the Participant's benefit under the limitation contained in Section 7.7, such excess shall be reduced first by returning the employee contributions made by the Participant for the limitation year under all of the defined contribution plans other than the Plan and the income attributable thereto to the extent necessary in the order prescribed by the Administrator. If the limitation contained in Section 7.7 is still not satisfied after returning all of the employee contributions made by the Participant under all such other plans, the portion of the employer contributions and forfeitures for the limitation year under all such other plans that has been allocated to the Participant thereunder, but which exceeds the limitation set forth in Section 7.7, shall be deemed a forfeiture for the limitation year and shall be disposed of as provided in such other plans; provided, however, that the amount of the employer contributions and forfeitures that is a deemed forfeiture under this Section shall be effected in the order prescribed by the Administrator among all of such plans unless the Participant is covered by a money purchase pension plan, in which event, the forfeiture shall be effected first under any other defined contribution plan that is not a money purchase pension plan and, if the limitation is still not satisfied, then under such money purchase pension plan. If the limitation contained in Section 7.7 is still not satisfied after returning all of the employer contributions and forfeitures allocated to the Participant under all such other plans, the procedure set forth in Section 7.7 shall be invoked to eliminate any such excess.

   7.9  COVERAGE UNDER QUALIFIED DEFINED BENEFIT PLAN

   If a Participant in the Plan is also covered by a qualified defined benefit plan (whether or not terminated) maintained by the Employer or a Related Company, in no event shall the sum of the defined benefit plan fraction (as defined in Section 415(e)(2) of the Code) and the defined contribution plan fraction (as defined in Section 415(e)(3) of the Code) exceed 1.0 in any limitation year. If, before October 3, 1973, the Participant was an active participant in a qualified defined benefit plan maintained by the Employer or a Related Company and otherwise satisfies the requirements of Section 2004(d)(2) of ERISA, then for purposes of applying this Section, the defined benefit plan fraction shall not exceed 1.0. If the Plan satisfied the applicable requirements of Section 415 of the Code as in effect for all limitation years beginning before January 1, 1987, an amount shall be subtracted from the numerator of the defined contribution plan fraction (not exceeding such numerator) as prescribed by the Secretary of the Treasury so that the sum of the defined benefit plan fraction and the defined contribution plan fraction computed under Section 415(e)(1) of the Code, as revised by the Tax Reform Act of 1986, does not exceed 1.0 for such limitation year. In the event the special limitation contained in this Section is exceeded, the benefits otherwise payable to the Participant under any such qualified defined benefit plan shall be reduced to the extent necessary to meet such limitation.

   7.10 SCOPE OF LIMITATIONS

   The limitations contained in Sections 7.7, 7.8, and 7.9 shall be applicable only with respect to benefits provided pursuant to defined contribution plans and defined benefit plans described in Section 415(k) of the Code.

                                ARTICLE VIII
                          TRUST FUNDS AND ACCOUNTS


   8.1  GENERAL FUND

   The Trustee shall maintain a General Fund as required to hold and administer any assets of the Trust that are not allocated among the Investment Funds as provided in the Plan or the Trust Agreement. The General Fund shall be held and administered as a separate common trust fund. The interest of each Participant or Beneficiary under the Plan in the General Fund shall be an undivided interest.

   8.2  INVESTMENT FUNDS

   The Employer shall determine the number and type of Investment Funds and select the investments for such Investment Funds. The Employer shall communicate the same and any changes therein in writing to the Administrator and the Trustee. Each Investment Fund shall be held and administered as a separate common trust fund. The interest of each Participant or Beneficiary under the Plan in any Investment Fund shall be an undivided interest.

   The Employer may determine to offer one or more Investment Funds that are invested in whole or in part in equity securities issued by the Employer or a Related Company that are publicly traded and are "qualifying employer securities" as defined in Section 407(d)(5) of ERISA.

   8.3  LOAN INVESTMENT FUND

   If a loan from the Plan to a Participant is approved in accordance with the provisions of Article XI, the Employer shall direct the establishment and maintenance of a loan Investment Fund in the Participant's name. The assets of the loan Investment Fund shall be held as a separate trust fund. A Participant's loan Investment Fund shall be invested in the note reflecting the loan that is executed by the Participant in accordance with the provisions of Article XI. Notwithstanding any other provision of the Plan to the contrary, income received with respect to a Participant's loan Investment Fund shall be allocated and the loan Investment Fund shall be administered as provided in Article XI.

   8.4  INCOME ON TRUST

   Any dividends, interest, distributions, or other income received by the Trustee with respect to any Trust Fund maintained hereunder shall be allocated by the Trustee to the Trust Fund for which the income was received.

   8.5  ACCOUNTS

   As of the first date a contribution is made on behalf of an Employee, there shall be established an Account in his name reflecting his interest in the Trust. Each Account shall be maintained and administered for each Participant and Beneficiary in accordance with the provisions of the Plan. The balance of each Account shall be the balance of the account after all credits and charges thereto, for and as of such date, have been made as provided herein.

   8.6  SUB-ACCOUNTS

   A Participant's Account shall be divided into individual Sub-Accounts reflecting the portion of the Participant's Account that is derived from Deferral Contributions, Employee Contributions-Deductible, Employee Contributions-Non-Deductible, or Employer Regular Contributions. Each Sub-Account shall reflect separately contributions allocated to each Trust Fund maintained hereunder and the earnings and losses attributable thereto. Such other Sub-Accounts may be established as are necessary or appropriate to reflect a Participant's interest in the Trust.


                                 ARTICLE IX
                   DEPOSIT AND INVESTMENT OF CONTRIBUTIONS


   9.1  FUTURE CONTRIBUTIONS INVESTMENT ELECTIONS

   Each Eligible Employee shall make an investment election in the manner and form prescribed by the Administrator directing the manner in which his future Deferral Contributions and Employer Regular Contributions shall be invested. An Eligible Employee's investment election shall specify the percentage, in the percentage increments prescribed by the Administrator, of such contributions that shall be allocated to one or more of the Investment Funds with the sum of such percentages equaling 100 percent. The investment election by a Participant shall remain in effect until his entire interest under the Plan is distributed or forfeited in accordance with the provisions of the Plan or until he files a change of investment election with the Administrator, in such form as the Administrator shall prescribe. A Participant's change of investment election may be made effective as of the date or dates prescribed by the Administrator.

   9.2  DEPOSIT OF CONTRIBUTIONS

   All Deferral Contributions and Employer Regular Contributions shall be deposited in the Trust and allocated among the Investment Funds in accordance with the Participant's currently effective investment elections. Until such Participant shall make an effective election under this Section, his contributions shall be allocated among the Investment Funds as directed by the Administrator.

   9.3  ELECTION TO TRANSFER BETWEEN FUNDS

   A Participant may elect to transfer investments from any Investment Fund to any other Investment Fund. The Participant's transfer election shall be in the form prescribed by the Administrator and shall specify a percentage, not to exceed 100 percent, of the amount eligible for transfer that is to be transferred. Subject to any restrictions pertaining to a particular Investment Fund, a Participant's transfer election may be made effective as of the date or dates prescribed by the Administrator.

   9.4  404(C) PLAN

   The Plan is intended to constitute a plan described in Section 404(c) of ERISA and regulations issued thereunder. The fiduciaries of the Plan may be relieved of liability for any losses that are the direct and necessary result of investment instructions given by a Participant, his Beneficiary, or an alternate payee under a qualified domestic relations order.

   9.5  INVESTMENT IN EMPLOYER SECURITIES

   Notwithstanding any other provision of this Article, the following special rules apply with respect to investment in the Investment Fund that is invested primarily in qualifying employer securities as defined in Section 407(d)(5) of ERISA (the "Employer securities Investment Fund"):

   (a) A Participant may not elect to invest more than 25 percent of his future Employer Regular Contributions in the Employer securities Investment Fund.

   (b) A Participant may not elect to transfer any portion of his Employer Contributions Sub-Account from the Investment Fund in which it is invested into the Employer securities Investment Fund if following such transfer, more than 25 percent of such Sub-Account would be invested in the Employer securities Investment Fund. Any transfer election made by a Participant will be given effect to the extent that it does not violate the 25 percent limitation provided herein. The 25 percent limitation shall be administered in accordance with rules prescribed by the Administrator.

   (c) A Participant may not elect to invest any portion of his future Deferral Contributions in the Employer securities Investment Fund.

   (d) A Participant may not elect to transfer any portion of his Employee Contributions Sub-Account or his Deferral Contributions Sub-Account from the Investment Fund in which it is invested into the Employer securities Investment Fund.


                                  ARTICLE X
                       CREDITING AND VALUING ACCOUNTS


   10.1 CREDITING ACCOUNTS

   All contributions made under the provisions of the Plan shall be credited to Accounts in the Trust Funds by the Trustee, in accordance with procedures established in writing by the Administrator, either when received or on the succeeding Valuation Date after valuation of the Trust Fund has been completed for such Valuation Date as provided in Section 10.2, as shall be determined by the Administrator.

   10.2 VALUING ACCOUNTS

   Accounts in the Trust Funds shall be valued by the Trustee on the Valuation Date, in accordance with procedures established in writing by the Administrator, either in the manner adopted by the Trustee and approved by the Administrator or in the manner set forth in Section
   10.3 as Plan valuation procedures, as determined by the Administrator.

   10.3 PLAN VALUATION PROCEDURES

   With respect to the Trust Funds, the Administrator may determine that the following valuation procedures shall be applied. As of each Valuation Date hereunder, the portion of any Accounts in a Trust Fund shall be adjusted to reflect any increase or decrease in the value of the Trust Fund for the period of time occurring since the immediately preceding Valuation Date for the Trust Fund (the "valuation period") in the following manner:

   (a) First, the value of the Trust Fund shall be determined by valuing all of the assets of the Trust Fund at fair market value.

   (b) Next, the net increase or decrease in the value of the Trust Fund attributable to net income and all profits and losses, realized and unrealized, during the valuation period shall be determined on the basis of the valuation under paragraph (a) taking into account appropriate adjustments for contributions, loan payments, and transfers to and distributions, withdrawals, loans, and transfers from such Trust Fund during the valuation period.

   (c) Finally, the net increase or decrease in the value of the Trust Fund shall be allocated among Accounts in the Trust Fund in the ratio of the balance of the portion of such Account in the Trust

        Fund as of the preceding Valuation Date less any distributions, withdrawals, loans, and transfers from such Account balance in the Trust Fund since the Valuation Date to the aggregate balances of the portions of all Accounts in the Trust Fund similarly adjusted, and each Account in the Trust Fund shall be credited or charged with the amount of its allocated share. Notwithstanding the foregoing, the Administrator may adopt such accounting procedures as it considers appropriate and equitable to establish a proportionate crediting of net increase or decrease in the value of the Trust Fund for contributions, loan payments, and transfers to and distributions, withdrawals, loans, and transfers from such Trust Fund made by or on behalf of a Participant during the valuation period.

   10.4 FINALITY OF DETERMINATIONS

   The Trustee shall have exclusive responsibility for determining the balance of each Account maintained hereunder. The Trustee's determinations thereof shall be conclusive upon all interested parties.

   10.5 NOTIFICATION

   Within a reasonable period of time after the end of each Plan Year, the Administrator shall notify each Participant and Beneficiary of the balances of his Account and Sub-Accounts as of a Valuation Date during the Plan Year.


                                 ARTICLE XI
                                    LOANS


   11.1 APPLICATION FOR LOAN

   A Participant who is a party in interest may make application to the Administrator for a loan from his Account, other than his Employee Contributions-Non-Deductible Sub-Account. Loans shall be made to Participants in accordance with written rules prescribed by the Administrator which are hereby incorporated into and made a part of the Plan.

   As collateral for any loan granted hereunder, the Participant shall grant to the Plan a security interest in his vested interest under the Plan equal to the amount of the loan; provided, however, that in no event may the security interest exceed 50 percent of the Participant's vested interest under the Plan determined as of the date as of which the loan is originated in accordance with Plan provisions. No loan in excess of 50 percent of the Participant's vested interest under the Plan shall be made from the Plan. Loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other employees.

   A loan shall not be granted unless the Participant consents to the charging of his Account for unpaid principal and interest amounts in the event the loan is declared to be in default.

   11.2 REDUCTION OF ACCOUNT UPON DISTRIBUTION

   Notwithstanding any other provision of the Plan, the amount of a Participant's Account that is distributable to the Participant or his Beneficiary under Article XIV shall be reduced by the portion of his vested interest that is held by the Plan as security for any loan outstanding to the Participant, provided that the reduction is used to repay the loan. If distribution is made because of the Participant's death prior to the commencement of distribution of his Account and less than 100 percent of the Participant's vested interest in his Account (determined without regard to the preceding sentence) is payable to a particular Beneficiary, then the balance of the Participant's vested interest in his Account shall be adjusted by reducing the vested account balance by the amount of the security used to repay the loan, as provided in the preceding sentence, prior to determining the amount of the benefit payable to such Beneficiary.

   11.3 REQUIREMENTS TO PREVENT A TAXABLE DISTRIBUTION

   Notwithstanding any other provision of the Plan to the contrary, the following terms and conditions shall apply to any loan made to a Participant under this Article:

   (a) The interest rate on any loan to a Participant shall be a reasonable interest rate commensurate with current interest rates charged for loans made under similar circumstances by persons in the business of lending money.

   (b) The amount of any loan to a Participant (when added to the outstanding balance of all other loans to the Participant from the Plan or any other plan maintained by the Employer or a Related Company) shall not exceed the lesser of:

        (i) $50,000, reduced by the aggregate amount of any plan loan payments made by the Participant to the Plan or any other plan maintained by the Employer or a Related Company during the 12-consecutive-month period preceding the date a loan is made hereunder; or

        (ii) 50 percent of the vested portions of the Participant's Account and his vested interest under all other plans maintained by the Employer or a Related Company.

   (c) The term of any loan to a Participant shall be no greater than five years.

   (d) Except as otherwise permitted under Treasury regulations, substantially level amortization shall be required over the term of the loan with payments made not less frequently than quarterly.

   11.4 ADMINISTRATION OF LOAN INVESTMENT FUND

   Upon issuance of a loan to a Participant, the Administrator shall direct the Trustee to transfer an amount equal to the loan amount from the Investment Funds in which it is invested, as directed by the Administrator, to the loan Investment Fund established in the Participant's name. Any loan approved by the Administrator shall be made to the Participant out of the Participant's loan Investment Fund. All principal and interest paid by the Participant on a loan made under this Article shall be deposited to his Account and shall be allocated upon receipt among the Investment Funds in accordance with the Participant's currently effective investment election. The balance of the Participant's loan Investment Fund shall be decreased by the amount of principal payments and the loan Investment Fund shall be terminated when the loan has been repaid in full.

   11.5 DEFAULT

   If a Participant fails to make or cause to be made, any payment required under the terms of the loan within 90 days following the date on which such payment shall become due or there is an outstanding principal balance existing on a loan after the last scheduled repayment date, the Administrator shall direct the Trustee to declare the loan to be in default, and the entire unpaid balance of such loan, together with accrued interest, shall be immediately due and payable and shall be treated as a "deemed distribution" in accordance with regulations issued under Section 72(p) of the Code. In any such event, if such balance and interest thereon is not then paid, the Trustee shall charge the Account of the borrower with the amount of such balance and interest as of the earliest date a distribution may be made from the Plan to the borrower without adversely affecting the tax qualification of the Plan or of the cash or deferred arrangement.

   11.6 LOANS GRANTED PRIOR TO SPINOFF

   Notwithstanding any other provision of this Article to the contrary, any loan made under the provisions of the Prior Plan as in effect prior to the effective date of the Plan shall remain outstanding until repaid in accordance with its terms or the otherwise applicable Prior Plan provisions.

                                 ARTICLE XII

                         WITHDRAWALS WHILE EMPLOYED


   12.1 WITHDRAWALS OF EMPLOYEE CONTRIBUTIONS-NON-DEDUCTIBLE

   A Participant who is employed by the Employer or a Related Company may, at any time, elect, subject to the limitations and conditions prescribed in this Article, to make a cash withdrawal from his Employee Contributions-Non-Deductible Sub-Account, exclusive of any earnings credited to such Sub-Account.

   12.2 LIMITATIONS ON WITHDRAWALS

   Withdrawals made pursuant to this Article shall be subject to the following conditions and limitations:

        A Participant must file a withdrawal application with the Administrator such number of days prior to the date as of which it is to be effective as the Administrator shall prescribe.

        The minimum total withdrawal that a Participant may make shall be an amount equal to the lesser of $100.00 or 100 percent of his withdrawable interest in his Separate Account.

        Withdrawals may be made effective as of the date or dates prescribed by the Administrator.

   12.3 ORDER OF WITHDRAWAL FROM A PARTICIPANT'S SUB-ACCOUNTS

   Distribution of a withdrawal amount shall be made from a Participant's Sub-Accounts, to the extent necessary, in the order prescribed by the Administrator, which order shall be uniform with respect to all Participants and non-discriminatory. If the Sub-Account from which a Participant is receiving a withdrawal is invested in more than one Investment Fund, the withdrawal shall be charged against the Investment Funds as directed by the Administrator.


                                 ARTICLE XII
                       TREATMENT OF NON-VESTED AMOUNTS
                         FOLLOWING TERMINATION DATE


   13.1 NOTICE OF TERMINATION DATE

   Notice of a Participant's Termination Date shall be given by the Administrator to the Trustee.

   13.2 SEPARATE ACCOUNTING FOR NON-VESTED AMOUNTS

   If as of a Participant's Termination Date the Participant's vested interest in his Employer Regular Contributions Sub-Account is less than 100 percent, that portion of his Employer Regular Contributions Sub-Account that is not vested shall be accounted for separately from the vested portion and shall be disposed of as provided in the following Section.

   13.3 DISPOSITION OF NON-VESTED AMOUNTS

   That portion of a Participant's Employer Regular Contributions Sub-Account that is not vested upon the occurrence of his Termination Date shall be forfeited and his Account closed as of the last day of the Plan Year (i) as of which the Participant first incurs a Break in Service or (ii) in which he receives any distribution from his vested interest in his Account, whichever is earlier.

   Whenever the non-vested portion of a Participant's Employer Regular Contributions Sub-Account is forfeited under the provisions of the Plan with respect to a Plan Year, the amount of such forfeiture, as of the last day of the Plan Year, shall be allocated among the Accounts of Participants eligible to participate in the allocation of Employer Regular Contributions for the Plan Year in which the forfeiture occurs. Any forfeited amounts shall be allocated in the ratio which the value of an eligible Participant's Employer Regular Contributions Sub-Account determined as of the last day of the Plan Year in which the forfeiture occurs bears to the aggregate value of all such Sub-Accounts of such Participants. Forfeitures credited to a Participant's Account hereunder shall be credited to his Employer Regular Contributions Sub-Account. A Participant's vested interest in amounts attributable to forfeitures allocated to his Employer Regular Contributions Sub-Account shall be determined in the same way as his vested interest in Employer Regular Contributions.

   13.4 RECREDITING OF FORFEITED AMOUNTS

   A former Participant who forfeited the non-vested portion of his Employer Regular Contributions Sub-Account in accordance with the provisions of this Article and who is re-employed by the Employer or a Related Company shall have such forfeited amounts recredited to a new Account in his name, with adjustment for gains or losses experienced by the Investment Funds in which the Participant's Account was invested prior to the forfeiture during the period beginning on the date such amounts were forfeited and ending on the earlier of (i) the date such amounts are recredited or (ii) the date the Participant received, or is deemed to have received, a distribution from his vested interest in his Participant's Account, if:

   (a) he returns to employment with the Employer or a Related Company before he incurs five consecutive Breaks in Service commencing after the later of his Termination Date or the date he received distribution of his vested interest in his Account;

   (b) he resumes employment covered under the Plan before the earlier of (i) the end of the five-year period beginning on the date he is re-employed or (ii) the date he incurs five consecutive Breaks in Service commencing after the later of his Termination Date or the date he received distribution of his vested interest in his Account; and

   (c) if he received distribution of his vested interest in his Account, he repays to the Plan the full amount of such distribution before the earlier of (i) the end of the five-year period beginning on the date he is re-employed or (ii) the date he incurs five consecutive Breaks in Service commencing after the date he received distribution of his vested interest in his Account.

   Funds needed in any Plan Year to recredit the Account of a Participant with the amounts of prior forfeitures in accordance with the preceding sentence shall come first from forfeitures that arise during such Plan Year, and then from Trust income earned in such Plan Year, with each Trust Fund being charged with the amount of such income proportionately, unless the Employer chooses to make an additional Employer contribution, and shall finally be provided by the Employer by way of a separate Employer contribution.


                                 ARTICLE XIV
                                DISTRIBUTIONS


   14.1 DISTRIBUTIONS TO PARTICIPANTS

   A Participant whose Termination Date occurs shall receive distribution of his vested interest in his Account in the form provided under
   Article XV beginning as soon as reasonably practicable following his Termination Date or the date his application for distribution is filed with the Administrator, if later. In addition, a Participant who continues in employment with an Employer or a Related Company after his Normal Retirement Date may elect to receive distribution of all or any portion of his Separate Account in the form provided under Article XV or Addendum A, as applicable, at any time following his Normal Retirement Date.

   14.2 DISTRIBUTIONS TO BENEFICIARIES

   If a Participant dies prior to the date distribution of his vested interest in his Account begins under this Article, his Beneficiary shall receive distribution of the Participant's vested interest in his Account in the form provided under Article XV beginning as soon as reasonably practicable following the date the Beneficiary's application for distribution is filed with the Administrator. Unless distribution is to be made over the life or over a period certain not greater than the life expectancy of the Beneficiary, distribution of the Participant's entire vested interest shall be made to the Beneficiary no later than the end of the fifth calendar year beginning after the Participant's death. If distribution is to be made over the life or over a period certain no greater than the life expectancy of the Beneficiary, distribution shall commence no later than:

   (a) If the Beneficiary is not the Participant's spouse, the end of the first calendar year beginning after the Participant's death; or

   (b) If the Beneficiary is the Participant's spouse, the later of (i) the end of the first calendar year beginning after the Participant's death or (ii) the end of the calendar year in which the Participant would have attained age 70 1/2.

   If distribution is to be made to a Participant's spouse, it shall be made available within a reasonable period of time after the Participant's death that is no less favorable than the period of time applicable to other distributions. If a Participant dies after the date distribution of his vested interest in his Account begins under this Article, but before his entire vested interest in his Account is distributed, his Beneficiary shall receive distribution of the remainder of the Participant's vested interest in his Account beginning as soon as reasonably practicable following the Participant's date of death in a form that provides for distribution at least as rapidly as under the form in which the Participant was receiving distribution. Notwithstanding the provisions of this Section, distribution may also be made to a Participant's Beneficiary in accordance with a valid election made by the Participant pursuant to Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act of 1982.

   14.3 CASH OUTS AND PARTICIPANT CONSENT

   Notwithstanding any other provision of the Plan to the contrary, if a Participant's vested interest in his Account does not exceed $3,500, distribution of such vested interest shall be made to the Participant in a single sum payment as soon as reasonably practicable following his Termination Date. If a Participant's vested interest in his Account is $0, he shall be deemed to have received distribution of such vested interest as of his Termination Date.

   If a Participant's vested interest in his Account exceeds $3,500, distribution shall not commence to such Participant prior to his Normal Retirement Date without the Participant's written consent. If at the time of a distribution or deemed distribution to a Participant from his Account, the Participant's vested interest in his Account exceeded $3,500, then for purposes of this Section, the Participant's vested interest in his Account on any subsequent date shall be deemed to exceed $3,500.

   14.4 REQUIRED COMMENCEMENT OF DISTRIBUTION

   Notwithstanding any other provision of the Plan to the contrary, distribution of a Participant's vested interest in his Account shall commence to the Participant no later than the earlier of:

   (a) unless the Participant elects a later date, 60 days after the close of the Plan Year in which (i) the Participant's Normal Retirement Date occurs, (ii) the 10th anniversary of the year in which he commenced participation in the Plan occurs, or (iii) his Termination Date occurs, whichever is latest; or

   (b) the April 1 following the close of the calendar year in which he attains age 70 1/2, whether or not his Termination Date has occurred, except that if a Participant attained age 70-1/2 prior to January 1, 1988, and was not a five-percent owner (as defined in Section 416 of the Code) at any time during the five-Plan-Year period ending within the calendar year in which he attained age 70-1/2, distribution of such Participant's vested interest in his Account shall commence no later than the April 1 following the close of the calendar year in which he attains age 70-1/2 or retires, whichever is later.

   Distributions required to commence under this Section shall be made in the form provided under Article XV and in accordance with Section 401(a)(9) of the Code and regulations issued thereunder, including the minimum distribution incidental benefit requirements. Notwithstanding the provisions of this Section, distribution may also be made to a Participant in accordance with a valid election made by the Participant pursuant to Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act of 1982.

   14.5 RE-EMPLOYMENT OF A PARTICIPANT

   If a Participant whose Termination Date has occurred is re-employed by the Employer or a Related Company, he shall lose his right to any distribution or further distributions from the Trust arising from his prior Termination Date and his interest in the Trust shall thereafter be treated in the same manner as that of any other Participant whose Termination Date has not occurred.

   14.6 RESTRICTIONS ON ALIENATION

   Except as provided in Section 401(a)(13) of the Code relating to qualified domestic relations orders and Section 1.401(a)-13(b)(2) of Treasury regulations relating to Federal tax levies and judgments, no benefit under the Plan at any time shall be subject in any manner to anticipation, alienation, assignment (either at law or in equity), encumbrance, garnishment, levy, execution, or other legal or equitable process; and no person shall have power in any manner to anticipate, transfer, assign (either at law or in equity), alienate or subject to attachment, garnishment, levy, execution, or other legal or equitable process, or in any way encumber his benefits under the Plan, or any part thereof, and any attempt to do so shall be void.

   14.7 FACILITY OF PAYMENT

   If the Administrator finds that any individual to whom an amount is payable hereunder is incapable of attending to his financial affairs because of any mental or physical condition, including the infirmities of advanced age, such amount (unless prior claim therefor shall have been made by a duly qualified guardian or other legal representative) may, in the discretion of the Administrator, be paid to another person for the use or benefit of the individual found incapable of attending to his financial affairs or in satisfaction of legal obligations incurred by or on behalf of such individual. The Trustee shall make such payment only upon receipt of written instructions to such effect from the Administrator. Any such payment shall be charged to the Account from which any such payment would otherwise have been paid to the individual found incapable of attending to his financial affairs and shall be a complete discharge of any liability therefor under the Plan.

   14.8 INABILITY TO LOCATE PAYEE

   If any benefit becomes payable to any person, or to the executor or administrator of any deceased person, and if that person or his executor or administrator does not present himself to the Administrator within a reasonable period after the Administrator mails written notice of his eligibility to receive a distribution hereunder to his last known address and makes such other diligent effort to locate the person as the Administrator determines, that benefit will be forfeited. However, if the payee later files a claim for that benefit, the benefit will be restored.

   14.9 DISTRIBUTION PURSUANT TO QUALIFIED DOMESTIC RELATIONS ORDERS

   Notwithstanding any other provision of the Plan to the contrary, if a qualified domestic relations order so provides, distribution may be made to an alternate payee pursuant to a qualified domestic relations order, as defined in Section 414(p) of the Code, regardless of whether the Participant's Termination Date has occurred or whether the Participant is otherwise entitled to receive a distribution under the Plan.

                                 ARTICLE XV
                               FORM OF PAYMENT


   15.1 NORMAL FORM OF PAYMENT

   Unless the Participant, or his Beneficiary, if the Participant has died, elects the optional form of payment, distribution shall be made to the Participant, or his Beneficiary, as the case may be, in a single sum payment.

   15.2 OPTIONAL FORM OF PAYMENT

   A Participant may elect to receive distribution of all or a portion of his Account in a series of installments over a period not exceeding the life expectancy of the Participant. If a Participant has died, his Beneficiary may elect to receive distribution of all or a portion of his Account in a series of installments over a period not exceeding
   (i) the end of the fifth calendar year beginning after the Participant's death, if the Beneficiary is not the Participant's spouse or (ii) the life expectancy of the Beneficiary, if the Beneficiary is the Participant's spouse. Each installment shall be equal in amount except as necessary to adjust for any changes in the value of the Participant's Account. The determination of life expectancies shall be made on the basis of the expected return multiples in Table V and VI of Section 1.72-9 of the Treasury regulations and shall be calculated once at the time installment payments begin.

   Notwithstanding the foregoing, a Participant may elect to receive distribution of his Account for periods prior to the April 1 following the close of the calendar year in which he attains age 70 1/2 in a series of installments or non-periodic payments made pursuant to any formula elected by the Participant, without regard to the life expectancies of the Participant and his Beneficiary.

   15.3 CHANGE OF OPTION ELECTION

   A Participant or Beneficiary who has elected the optional form of payment may revoke or change his election at any time by filing with the Administrator an election in the form prescribed by the Administrator.

   15.4 DIRECT ROLLOVER

   Notwithstanding any other provision of the Plan to the contrary, in lieu of receiving distribution in the form of payment provided under this Article, a "qualified distributee" may elect, in accordance with rules prescribed by the Administrator, to have any portion or all of a distribution that is an "eligible rollover distribution" paid directly by the Plan to the "eligible retirement plan" designated by the "qualified distributee"; provided, however, that this provision shall not apply if the total distribution is less than $200 and that a

   "qualified distributee" may not elect this provision with respect to a portion of a distribution that is less than $500. Any such payment by the Plan to another "eligible retirement plan" shall be a direct rollover. For purposes of this Section, the following terms have the following meanings:

   (a) An "eligible retirement plan" means an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code that accepts rollovers; provided, however, that, in the case of a direct rollover by a surviving spouse, an eligible retirement plan does not include a qualified trust described in Section 401(a) of the Code.

   (b) An "eligible rollover distribution" means any distribution of all or any portion of the balance of a Participant's Account; provided, however, that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments made not less frequently than annually for the life or life expectancy of the qualified distributee or the joint lives or joint life expectancies of the qualified distributee and the qualified distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under
        Section 401(a)(9) of the Code; and the portion of any distribution that consists of the Participant's Employee Contributions.

   (c) A "qualified distributee" means a Participant, his surviving spouse, or his spouse or former spouse who is an alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code.

   15.5 NOTICE REGARDING FORMS OF PAYMENT

   Within the 60 day period ending 30 days before the date as of which distribution of a Participant's Account commences, the Administrator shall provide the Participant with a written explanation of his right to defer distribution until his Normal Retirement Date, or such later date as may be provided in the Plan, his right to make a direct rollover, and the forms of payment available under the Plan. Distribution of the Participant's Account may commence less than 30 days after such notice is provided to the Participant if (i) the Administrator clearly informs the Participant of his right to consider, for a period of at least 30 days following his receipt of the notice, his election of whether or not to make a direct rollover or to receive a distribution prior to his Normal Retirement Date and his election of a form of payment and (ii) the Participant, after receiving the notice, affirmatively elects an early distribution.

   15.6 RE-EMPLOYMENT

   If a Participant is re-employed by the Employer or a Related Company prior to receiving distribution of the entire balance of his vested interest in his Account, his prior election of a form of payment hereunder shall become ineffective.

   15.7 SECTION 242(B)(2) ELECTIONS

   Notwithstanding any other provisions of this Article, distribution on behalf of a Participant, including a five-percent owner, may be made pursuant to an election under Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act of 1982 and in accordance with all of the following requirements:

   (a) The distribution is one which would not have disqualified the Trust under Section 401(a)(9) of the Code as in effect prior to amendment by the Deficit Reduction Act of 1984.

   (b) The distribution is in accordance with a method of distribution elected by the Participant whose interest in the Trust is being distributed or, if the Participant is deceased, by a Beneficiary of such Participant.

   (c) Such election was in writing, was signed by the Participant or the Beneficiary, and was made before January 1, 1984.

   (d) The Participant had accrued a benefit under the Plan as of December 31, 1983.

   (e) The method of distribution elected by the Participant or the Beneficiary specifies the time at which distribution will commence, the period over which distribution will be made, and in the case of any distribution upon the Participant's death, the Beneficiaries of the Participant listed in order of priority.

   A distribution upon death shall not be made under this Section unless the information in the election contains the required information described above with respect to the distributions to be made upon the death of the Participant. For any distribution which commences before January 1, 1984, but continues after December 31, 1983, the Participant or the Beneficiary to whom such distribution is being made will be presumed to have designated the method of distribution under which the distribution is being made, if this method of distribution was specified in writing and the distribution satisfies the requirements in paragraphs (a) and (e) of this Section. If an election is revoked, any subsequent distribution will be in accordance with the other provisions of the Plan. Any changes in the election will be considered to be a revocation of the election. However, the mere substitution or addition of another Beneficiary (one not designated as a Beneficiary in the election), under the election will not be considered to be a revocation of the election, so long as such substitution or addition does not alter the period over which distributions are to be made under the election directly, or indirectly (for example, by altering the relevant measuring life).


                                 ARTICLE XVI
                                BENEFICIARIES


   16.1 DESIGNATION OF BENEFICIARY

   A married Participant's Beneficiary shall be his spouse, unless the Participant designates a person or persons other than his spouse as Beneficiary with his spouse's written consent; provided, however, that such written spousal consent shall not be required if the Participant is not married to such spouse on the date as of which distribution of the Participant's Account commences. A Participant may designate a Beneficiary on the form prescribed by the Administrator. If no Beneficiary has been designated pursuant to the provisions of this Section, or if no Beneficiary survives the Participant and he has no surviving spouse, then the Beneficiary under the Plan shall be the Participant's surviving children or, if none, the Participant's surviving parents or, if none, the Participant's surviving brothers and sisters or, if none, the Participant's executors and administrators. If a Beneficiary dies after becoming entitled to receive a distribution under the Plan but before distribution is made to him in full, and if no other Beneficiary has been designated to receive the balance of the distribution in that event, the estate of the deceased Beneficiary shall be the Beneficiary as to the balance of the distribution.

   16.2 SPOUSAL CONSENT REQUIREMENTS

   Any written spousal consent given pursuant to this Article must acknowledge the effect of the action taken and must be witnessed by a Plan representative or a notary public. In addition, the spouse's written consent must either (i) specify any non-spouse Beneficiary designated by the Participant and that such Beneficiary may not be changed without written spousal consent or (ii) acknowledge that the spouse has the right to limit consent to a specific Beneficiary, but permit the Participant to change the designated Beneficiary without the spouse's further consent. A Participant's spouse will be deemed to have given written consent to the Participant's designation of Beneficiary if the Participant establishes to the satisfaction of a Plan representative that such consent cannot be obtained because the spouse cannot be located or because of other circumstances set forth in Section 401(a)(11) of the Code and regulations issued thereunder. Any written consent given or deemed to have been given by a Participant's spouse hereunder shall be valid only with respect to the spouse who signs the consent.

                                ARTICLE XVII
                               ADMINISTRATION


   17.1 AUTHORITY OF THE EMPLOYER

   The Employer, which shall be the administrator for purposes of ERISA and the plan administrator for purposes of the Code, shall be responsible for the administration of the Plan and, in addition to the powers and authorities expressly conferred upon it in the Plan, shall have all such powers and authorities as may be necessary to carry out the provisions of the Plan, including the power and authority to interpret and construe the provisions of the Plan, to make benefit determinations, and to resolve any disputes which arise under the Plan. The Employer may employ such attorneys, agents, and accountants as it may deem necessary or advisable to assist in carrying out its duties hereunder. The Employer shall be a "named fiduciary" as that term is defined in Section 402(a)(2) of ERISA. The Employer may:

   (a) allocate any of the powers, authority, or responsibilities for the operation and administration of the Plan (other than trustee responsibilities as defined in Section 405(c)(3) of ERISA) among named fiduciaries; and

   (b) designate a person or persons other than a named fiduciary to carry out any of such powers, authority, or responsibilities;

   except that no allocation by the Employer of, or designation by the Employer with respect to, any of such powers, authority, or responsibilities to another named fiduciary or a person other than a named fiduciary shall become effective unless such allocation or designation shall first be accepted by such named fiduciary or other person in a writing signed by it and delivered to the Employer.

   17.2 ACTION OF THE EMPLOYER

   Any act authorized, permitted, or required to be taken under the Plan by the Employer and which has not been delegated in accordance with
   Section 17.1, may be taken by a majority of the members of the board of directors of the Employer, either by vote at a meeting, or in writing without a meeting, or by the employee or employees of the Employer designated by the board of directors to carry out such acts on behalf of the Employer. All notices, advice, directions, certifications, approvals, and instructions required or authorized to be given by the Employer as under the Plan shall be in writing and signed by either (i) a majority of the members of the board of directors of the Employer or by such member or members as may be designated by an instrument in writing, signed by all the members thereof, as having authority to execute such documents on its behalf, or (ii) the employee or employees authorized to act for the Employer in accordance with the provisions of this Section.

   17.3 CLAIMS REVIEW PROCEDURE

   Except to the extent that the provisions of the collective bargaining agreement between the Sponsor and the United Steelworkers of America, Rubber/Plastic Industry Conference, Local No. 302 provide another method of resolving claims for benefits under the Plan, the provisions of this Section shall control with respect to the resolution of such claims. Whenever a claim for benefits under the Plan filed by any person (herein referred to as the "Claimant") is denied, whether in whole or in part, the Employer shall transmit a written notice of such decision to the Claimant within 90 days of the date the claim was filed or, if special circumstances require an extension, within 180 days of such date, which notice shall be written in a manner calculated to be understood by the Claimant and shall contain a statement of (i) the specific reasons for the denial of the claim,
   (ii) specific reference to pertinent Plan provisions on which the denial is based, and (iii) a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such information is necessary.

   The notice shall also include a statement advising the Claimant that, within 75 days of the date on which he receives such notice, he may obtain review of such decision in accordance with the procedures hereinafter set forth. Within such 75-day period, the Claimant or his authorized representative may request that the claim denial be reviewed by filing with the Employer a written request therefor, which request shall contain the following information:

   (a) the date on which the Claimant's request was filed with the Employer; provided, however, that the date on which the Claimant's request for review was in fact filed with the Employer shall control in the event that the date of the actual filing is later than the date stated by the Claimant pursuant to this paragraph;

   (b) the specific portions of the denial of his claim which the Claimant requests the Employer to review;

   (c) a statement by the Claimant setting forth the basis upon which he believes the Employer should reverse the previous denial of his claim for benefits and accept his claim as made; and

   (d) any written material (offered as exhibits) which the Claimant desires the Employer to examine in its consideration of his position as stated pursuant to paragraph (c) of this Section.

   Within 60 days of the date determined pursuant to paragraph (a) of this Section or, if special circumstances require an extension, within

   120 days of such date, the Employer shall conduct a full and fair review of the decision denying the Claimant's claim for benefits and shall render its written decision on review to the Claimant. The Employer's decision on review shall be written in a manner calculated to be understood by the Claimant and shall specify the reasons and Plan provisions upon which the Employer's decision was based.

   17.4 QUALIFIED DOMESTIC RELATIONS ORDERS

   The Employer shall establish reasonable procedures to determine the status of domestic relations orders and to administer distributions under domestic relations orders which are deemed to be qualified orders. Such procedures shall be in writing and shall comply with the provisions of Section 414(p) of the Code and regulations issued thereunder.

   17.5 INDEMNIFICATION

   In addition to whatever rights of indemnification the members of the board of directors of the Employer or any employee or employees of the Employer to whom any power, authority, or responsibility is delegated pursuant to Section 17.2, may be entitled under the articles of incorporation or regulations of the Employer, under any provision of law, or under any other agreement, the Employer shall satisfy any liability actually and reasonably incurred by any such person or persons, including expenses, attorneys' fees, judgments, fines, and amounts paid in settlement (other than amounts paid in settlement not approved by the Employer), in connection with any threatened, pending or completed action, suit, or proceeding which is related to the exercising or failure to exercise by such person or persons of any of the powers, authority, responsibilities, or discretion as provided under the Plan, or reasonably believed by such person or persons to be provided hereunder, and any action taken by such person or persons in connection therewith, unless the same is judicially determined to be the result of such person or persons' gross negligence or willful misconduct.

   17.6 ACTIONS BINDING

   Subject to the provisions of Section 17.3, any action taken by the Employer which is authorized, permitted, or required under the Plan shall be final and binding upon the Employer, the Trustee, all persons who have or who claim an interest under the Plan, and all third parties dealing with the Employer or the Trustee.

                                ARTICLE XVIII
                          AMENDMENT AND TERMINATION


   18.1 AMENDMENT

   Subject to the provisions of Section 18.2 and of the collective bargaining agreement between the Sponsor and the United Steelworkers of America, Rubber/Plastic Industry Conference, Local No. 302, the Employer may at any time and from time to time, by action of its board of directors, or such Benefit Plans Committee as is authorized by the Employer's board of directors, amend the Plan, either prospectively or retroactively. Any such amendment shall be by written instrument executed by the Employer.

   18.2 LIMITATION ON AMENDMENT

   The Employer shall make no amendment to the Plan which shall decrease the accrued benefit of any Participant or Beneficiary, except that nothing contained herein shall restrict the right to amend the provisions of the Plan relating to the administration of the Plan and Trust. Moreover, no such amendment shall be made hereunder which shall permit any part of the Trust to revert to the Employer or any Related Company or be used or be diverted to purposes other than the exclusive benefit of Participants and Beneficiaries.

   18.3 TERMINATION

   Subject to the provisions of the collective bargaining agreement between the Sponsor and the United Steelworkers of America, Rubber/Plastic Industry Conference, Local No. 302, the Employer reserves the right, by action of its board of directors, to terminate the Plan at any time (the effective date of such termination being hereinafter referred to as the "termination date"). Upon any such termination of the Plan, the following actions shall be taken for the benefit of Participants and Beneficiaries:

   (a) As of the termination date, each Investment Fund shall be valued and all Accounts and Sub-Accounts shall be adjusted in the manner provided in Article X, with any unallocated contributions or forfeitures being allocated as of the termination date in the manner otherwise provided in the Plan. The termination date shall become a Valuation Date for purposes of Article X. In determining the net worth of the Trust, there shall be included as a liability such amounts as shall be necessary to pay all expenses in connection with the termination of the Trust and the liquidation and distribution of the property of the Trust, as well as other expenses, whether or not accrued, and shall include as an asset all accrued income.

   (b) All Accounts shall then be disposed of to or for the benefit of each Participant or Beneficiary in accordance with the provisions of Article XIV as if the termination date were his Termination Date; provided, however, that notwithstanding the provisions of
        Article XIV, if the Plan does not offer an annuity option and if neither the Employer nor a Related Company establishes or maintains another defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code), the Participant's written consent to the commencement of distribution shall not be required regardless of the value of the vested portions of his Account.

   (c) Notwithstanding the provisions of paragraph (b) of this Section, no distribution shall be made to a Participant of any portion of the balance of his Deferral Contributions Sub-Account prior to his separation from service (other than a distribution required in accordance with Section 401(a)(9) of the Code) unless (i) neither the Employer nor a Related Company establishes or maintains another defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code, a tax credit employee stock ownership plan as defined in Section 409 of the Code, or a simplified employee pension as defined in Section 408(k) of the Code) either at the time the Plan is terminated or at any time during the period ending 12 months after distribution of all assets from the Plan; provided, however, that this provision shall not apply if fewer than two percent of the Eligible Employees under the Plan were eligible to participate at any time in such other defined contribution plan during the 24-month period beginning 12 months before the Plan termination, and (ii) the distribution the Participant receives is a "lump sum distribution" as defined in Section 402(e)(4) of the Code, without regard to clauses (i), (ii), (iii), and (iv) of sub-paragraph (A), sub-paragraph (B), or sub-paragraph (H) thereof.

   Notwithstanding anything to the contrary contained in the Plan, upon any such Plan termination, the vested interest of each Participant and Beneficiary in his Employer Regular Contributions Sub-Account shall be 100 percent; and, if there is a partial termination of the Plan, the vested interest of each Participant and Beneficiary who is affected by the partial termination in his Employer Regular Contributions Sub-Account shall be 100 percent. For purposes of the preceding sentence only, the Plan shall be deemed to terminate automatically if there shall be a complete discontinuance of contributions hereunder by the Employer.

   18.4 REORGANIZATION

   The merger, consolidation, or liquidation of the Employer with or into a Related Company shall not constitute a termination of the Plan. If the Employer disposes of substantially all of the assets used by the Employer in a trade or business or disposes of a subsidiary and in connection therewith one or more Participants terminates employment but continues in employment with the purchaser of the assets or with such subsidiary, no distribution from the Plan shall be made to any such Participant prior to his separation from service (other than a distribution required in accordance with Section 401(a)(9) of the
   Code), except that a distribution shall be permitted to be made in such a case, subject to the Participant's consent (to the extent required by law), if (i) the distribution would constitute a "lump sum distribution" as defined in section 402(e)(4) of the Code, without regard to clauses (i), (ii), (iii), or (iv) of sub-paragraph (A), sub-paragraph (B), or sub-paragraph (H) thereof, (ii) the Employer continues to maintain the Plan after the disposition, (iii) the purchaser does not maintain the Plan after the disposition, and (iv) the distribution is made by the end of the second calendar year after the calendar year in which the disposition occurred.


                                 ARTICLE XIX
                          MISCELLANEOUS PROVISIONS


   19.1 NO COMMITMENT AS TO EMPLOYMENT

   Nothing contained herein shall be construed as a commitment or agreement upon the part of any person to continue his employment with the Employer or Related Company, or as a commitment on the part of the Employer or Related Company to continue the employment, compensation, or benefits of any person for any period.

   19.2 BENEFITS

   Nothing in the Plan nor the Trust Agreement shall be construed to confer any right or claim upon any person, firm, or corporation other than the Employer, the Trustee, Participants, and Beneficiaries.

   19.3 NO GUARANTEES

   The Employer, the Administrator, and the Trustee do not guarantee the Trust from loss or depreciation, nor do they guarantee the payment of any amount which may become due to any person hereunder.

   19.4 EXPENSES

   The expenses of administration of the Plan, including the expenses of the Administrator and the fees of the Trustee in excess of those fees subtracted from the Employer Regular Contributions under Section 6.2(b), shall be paid from the Trust as a general charge thereon, unless the Employer elects to make payment. Notwithstanding the foregoing, the Employer may direct that administrative expenses that are allocable to the Account of a specific Participant shall be paid from that Account and the costs incident to the management of the assets of an Investment Fund or to the purchase or sale of securities held in an Investment Fund shall be paid by the Trustee from such Investment Fund.

   19.5 PRECEDENT

   Except as otherwise specifically provided, no action taken in accordance with the Plan shall be construed or relied upon as a precedent for similar action under similar circumstances.

   19.6 DUTY TO FURNISH INFORMATION

   The Employer, the Administrator, and the Trustee shall furnish to any of the others any documents, reports, returns, statements, or other information that the other reasonably deems necessary to perform its duties hereunder or otherwise imposed by law.

   19.7 WITHHOLDING

   The Trustee shall withhold any tax which by any present or future law is required to be withheld, and which the Administrator notifies the Trustee in writing is to be so withheld, from any payment to any Participant or Beneficiary hereunder.

   19.8 MERGER, CONSOLIDATION, OR TRANSFER OF PLAN ASSETS

   The Plan shall not be merged or consolidated with any other plan, nor shall any of its assets or liabilities be transferred to another plan, unless, immediately after such merger, consolidation, or transfer of assets or liabilities, each Participant in the Plan would receive a benefit under the Plan which is at least equal to the benefit he would have received immediately prior to such merger, consolidation, or transfer of assets or liabilities (assuming in each instance that the Plan had then terminated).

   19.9 BACK PAY AWARDS

   The provisions of this Section shall apply only to an Employee or former Employee who becomes entitled to back pay by an award or agreement of the Employer without regard to mitigation of damages. If a person to whom this Section applies was or would have become an Eligible Employee after such back pay award or agreement has been effected and would have been eligible to participate in the allocation of Employer Regular Contributions under the provisions of Article VI for any prior Plan Year, the Employer shall make an Employer Regular Contribution equal to the amount of the Employer Regular Contribution which would have been allocated to such Participant under the provisions of Article VI as in effect during each such Plan Year and such Participant shall be permitted to elect with respect to his allocable share described in Section 6.3(c)(1) of each such contribution whether to have such amount allocated directly to his Account as a Deferral Contribution. Any such election shall be made in accordance with rules established by the Administrator. If such Participant fails to make an election within the period prescribed by the Administrator, distribution of the Participant's allocable share described in Section 6.3(c)(1) shall be made directly to the Participant in cash.

   The amounts of any additional Employer Regular Contributions and Deferral Contributions shall be credited to the appropriate Sub-Accounts of such Participant. Any additional contributions made by the Employer pursuant to this Section shall be made in accordance with, and subject to the limitations of the applicable provisions of Articles IV, VI, and VII.

   19.10     MILITARY LEAVE

   The provisions of this Section shall apply only to an Employee who becomes entitled to contributions under the Plan for periods that he is absent from employment because of Military Leave.

   (a)  CONTRIBUTIONS FOR PLAN YEAR IN WHICH MILITARY LEAVE COMMENCES:
        To the extent that an Employee receives Compensation from his Employer for the Plan Year in which his Military Leave commences, such Employee, to the extent he is eligible under the terms of the Plan other than this Section, shall be eligible to participate in the allocation of Employer Regular Contributions for such Contribution Period and to elect to allocate his share of the Employer Regular Contribution described in Section 6.3(c)(1) to his Account as a Deferral Contribution. The amount of such Employee's allocable share of the Employer Regular Contribution for such Contribution Period shall be based on his Compensation actually received from the Employer for such Contribution Period (rather than Compensation imputed because of Military Leave) and his years of Vesting Service as of the end of such Contribution Period. If the Employee does not receive Compensation from his Employer for the Plan Year in which his Military Leave commences, such Employee shall not make Salary Deferral Contributions to the Plan nor participate in the allocation of Employer Regular Contributions for such Plan Year until his re-employment at the end of his Military Leave.

   (b)  CONTRIBUTIONS FOLLOWING RE-EMPLOYMENT:    Upon re-employment
        following Military Leave, a contribution shall be made on behalf of each Employee who would have been eligible to participate in the allocation of Employer Regular Contributions for a Contribution Period, but for his absence because of Military Leave, in the aggregate amount such Employee would have received as his allocable share of each such Employer Regular Contribution. Such allocable share shall be determined based on the Employee's Compensation for the Contribution Period (including both Compensation actually received from his Employer and Compensation imputed to him for Military Leave), his years of Vesting Service as of the end of the Contribution Period for which the Employer Regular Contribution was made, and the unit value determined for each Employer Regular Contribution. If the

        Employee received an allocation of Employer Regular Contributions with respect to a Contribution Period under the provisions of paragraph (a) of this Section, the amount of such allocation shall be offset against the amount determined hereunder in determining the amount of the additional contribution to be made on the Employee's behalf.

        If an Employee is re-employed part-way through a Contribution Period, the amount of the Employer Regular Contribution for the Contribution Period and his allocable share of such Employer Regular Contribution shall be determined as provided in Sections
        6.2 and 6.3, taking into consideration such Employee's Compensation for the Contribution Period that is imputed to him for Military Leave.

   (c) DEFERRAL CONTRIBUTIONS FOLLOWING RE-EMPLOYMENT: An Employee who receives a contribution in accordance with the provisions of paragraph (b) above may elect to allocate his share of each such contribution that would have been described in Section 6.3(c)(1) if such contribution had been an Employer Regular Contribution to his Account as a Deferral Contribution under the Plan. If the Employee does not elect to have such amount allocated to his Account as a Deferral Contribution, such amount will be paid directly to him in cash. An employee must make his election during the "applicable period" (as defined below). Any Deferral Contributions made pursuant to the preceding sentence shall be made in accordance with the provisions of the Plan in effect during the period for which such Deferral Contributions were made. The "applicable period" means the period beginning on the Employee's re-employment date and either (1) ending five years later or (2) extending three times as long as the period during which the Employee was on Military Leave, whichever is shorter.

   Notwithstanding any other provision of the Plan to the contrary, no earnings shall be credited to the Account of an Employee with respect to contributions made hereunder for periods ending prior to the date such contributions are actually paid to the Plan.

   19.11     CONDITION ON EMPLOYER REGULAR CONTRIBUTIONS

   Notwithstanding anything to the contrary contained in the Plan or the Trust Agreement, any contribution of the Employer hereunder is conditioned upon the continued qualification of the Plan under Section 401(a) of the Code, the exempt status of the Trust under Section 501(a) of the Code, and the deductibility of the contribution under
   Section 404 of the Code. Except as otherwise provided in this Section and Section 19.11, however, in no event shall any portion of the property of the Trust ever revert to or otherwise inure to the benefit of the Employer or any Related Company.

   19.12     RETURN OF CONTRIBUTIONS TO THE EMPLOYER

   Notwithstanding any other provision of the Plan or the Trust Agreement to the contrary, in the event any contribution of the Employer made hereunder:

   (a)  is made under a mistake of fact, or

   (b)  is disallowed as a deduction under Section 404 of the Code,

   such contribution may be returned to the Employer within one year after the payment of the contribution or the disallowance of the deduction to the extent disallowed, whichever is applicable. In the event the Plan does not initially qualify under Section 401(a) of the Code, any contribution of the Employer made hereunder may be returned to the Employer within one year of the date of denial of the initial qualification of the Plan, but only if an application for determination was made within the period of time prescribed under
   Section 403(c)(2)(B) of ERISA.

   19.13     VALIDITY OF PLAN

   The validity of the Plan shall be determined and the Plan shall be construed and interpreted in accordance with the laws of the State of Ohio, except as preempted by applicable Federal law. The invalidity or illegality of any provision of the Plan shall not affect the legality or validity of any other part thereof.

   19.14     TRUST AGREEMENT

   The Trust Agreement and the Trust maintained thereunder shall be deemed to be a part of the Plan as if fully set forth herein and the provisions of the Trust Agreement are hereby incorporated by reference into the Plan.

   19.15     PARTIES BOUND

   The Plan shall be binding upon the Employer, all Participants and Beneficiaries hereunder, and, as the case may be, the heirs, executors, administrators, successors, and assigns of each of them.

   19.16     APPLICATION OF CERTAIN PLAN PROVISIONS

   A Participant's Beneficiary, if the Participant has died, or alternate payee under a qualified domestic relations order shall be treated as a Participant for purposes of directing investments as provided in
   Article IX. For purposes of the general administrative provisions and limitations of the Plan, a Participant's Beneficiary or alternate payee under a qualified domestic relations order shall be treated as any other person entitled to receive benefits under the Plan. Upon any termination of the Plan, any such Beneficiary or alternate payee under a qualified domestic relations order who has an interest under the Plan at the time of such termination, which does not cease by reason thereof, shall be deemed to be a Participant for all purposes of the Plan.

   19.17     LEASED EMPLOYEES

   Any leased employee, other than an excludable leased employee, shall be treated as an employee of the Employer for which he performs services for all purposes of the Plan with respect to the provisions of Sections 401(a)(3), (4), (7), and (16), and 408(k), 410, 411, 415,
   and 416 of the Code; provided, however, that no leased employee shall accrue a benefit hereunder based on service as a leased employee except as otherwise specifically provided in the Plan. A "leased employee" means any person who performs services for the Employer or a Related Company (the "recipient") (other than an employee of the recipient) pursuant to an agreement between the recipient and any other person (the "leasing organization") on a substantially full-time basis for a period of at least one year, provided that such services are of a type historically performed, in the business field of the recipient, by employees. An "excludable leased employee" means any leased employee of the recipient who is covered by a money purchase pension plan maintained by the leasing organization which provides for
   (i) a nonintegrated employer contribution on behalf of each participant in the plan equal to at least ten percent of compensation,
   (ii) full and immediate vesting, and (iii) immediate participation by employees of the leasing organization (other than employees who perform substantially all of their services for the leasing organization or whose compensation from the leasing organization in each plan year during the four-year period ending with the plan year is less than $1,000); provided, however, that leased employees do not constitute more than 20 percent of the recipient's nonhighly compensated work force. For purposes of this Section, contributions or benefits provided to a leased employee by the leasing organization that are attributable to services performed for the recipient shall be treated as provided by the recipient.

   19.18     TRANSFERRED FUNDS

   If funds from another qualified plan are transferred or merged into the Plan, such funds shall be held and administered in accordance with any restrictions applicable to them under such other plan to the extent required by law and shall be accounted for separately to the extent necessary to accomplish the foregoing.

                                 ARTICLE XX
                               EFFECTIVE DATE


   20.1 EFFECTIVE DATE OF PLAN


   This Plan is effective as of April 1, 1995.


                       *               *


             EXECUTED AT Wooster, Ohio, this 10th  day of September,

   1996.


                                           RUBBERMAID INCORPORATED


                                           By: David L. Robertson
                                           -----------------------------
                                           Title: Senior Vice President



































                               FIRST AMENDMENT
                                     TO
                       RUBBERMAID RETIREMENT PLAN FOR
                      COLLECTIVELY-BARGAINED ASSOCIATES


        WHEREAS, Rubbermaid Incorporated (the "Sponsor") adopted the Rubbermaid Retirement Plan for Collectively-Bargained Associates (the "Plan"), effective April 1, 1995;

        WHEREAS, the Sponsor desires to amend the Plan;

        NOW, THEREFORE, the Sponsor amends the Plan as follows:

        1. The first paragraph under the definition of "Compensation" in Section 1.1 of the Plan is amended and restated as follows, effective January 1, 1997:

        The "COMPENSATION" of a Participant means the total amount of regular or base wages paid to the Participant by the Employer for employment as an Employee during the Contribution Period, including any payments for overtime computed at the basic rate.

        2. Section 1.1 of the Plan is amended to add a definition of "Quarterly Cash Payout" reading as follows, effective January 1, 1997:

        "QUARTERLY CASH PAYOUT" with respect to a Participant means the quarterly cash payout paid to the Participant by the Employer for a calendar quarter in an amount up to 12 percent of such Participant Compensation for such quarter, determined in accordance with the terms of the collective bargaining agreement between the Employer and the United Steelworkers of America, Rubber/Plastic Industry Conference, Local No. 302L.

        3. The definition of "Net Profits" in Section 1.1 of the Plan is deleted, effective January 1, 1997.

        4. Article IV of the Plan is amended and restated to read as follows, effective January 1, 1997:

                                 ARTICLE IV
                           DEFERRAL CONTRIBUTIONS

        4.1  DEFERRAL CONTRIBUTIONS

        Effective as of the date he becomes an Eligible Employee, and any subsequent date, each Eligible Employee may elect in accordance with rules prescribed by the Administrator to have Deferral Contributions made to the Plan on his behalf by the Employer as hereinafter provided. An Eligible Employee's election shall include his authorization for the Employer to reduce his Quarterly Cash Payout and to make Deferral Contributions on his behalf. Deferral

        Contributions on behalf of an Eligible Employee shall commence as soon as reasonably practicable after the date on which his election is effective. Notwithstanding any other provision of the Plan to the contrary, if a person is no longer an Eligible Employee on the date a Quarterly Cash Payout would otherwise be paid, no Deferral Contribution with respect to such Quarterly Cash Payout shall be made on his behalf, and the person shall receive payment in cash of his full Quarterly Cash Payout, if any.

        4.2  AMOUNT OF DEFERRAL CONTRIBUTIONS

        The amount of Deferral Contributions to be made to the Plan on behalf of an Eligible Employee by the Employer shall be an integral percentage of his Quarterly Cash Payout of not less than 1 percent nor more than 100 percent of the Eligible Employee's Quarterly Cash Payout. In the event an Eligible Employee elects to have the Employer make Deferral Contributions on his behalf, his Quarterly Cash Payout shall be reduced each time it is paid by the percentage he elects to have contributed on his behalf to the Plan in accordance with the terms of his currently effective reduction authorization.

        4.3  CHANGES IN REDUCTION AUTHORIZATION

        An Eligible Employee may change the percentage of his future Quarterly Cash Payouts that the Employer contributes on his behalf as Deferral Contributions at such time or times during the Plan Year as the Administrator may prescribe by filing an amended reduction authorization with the Employer such number of days prior to the date such change is to become effective as the Administrator shall prescribe. Deferral Contributions shall be made on behalf of such Eligible Employee by the Employer pursuant to such amended reduction authorization commencing with the Quarterly Cash Payout paid to the Eligible Employee on or after the date such filing is effective.

        4.4  SUSPENSION OF DEFERRAL CONTRIBUTIONS

        An Eligible Employee on whose behalf Deferral Contributions are being made may have such contributions suspended at any time by giving such number of days advance notice to the Employer as the Administrator shall prescribe. Any such voluntary suspension shall take effect commencing with the Quarterly Cash Payout paid to such Eligible Employee on or after the expiration of the required notice period and shall remain in effect until Deferral Contributions are resumed as hereinafter set forth.

        4.5  RESUMPTION OF DEFERRAL CONTRIBUTIONS

        An Eligible Employee on whose behalf Deferral Contributions are being made who has voluntarily suspended his Deferral Contributions may have such contributions resumed at such time or times during the Plan Year as the Administrator may prescribe, by filing a new reduction authorization with the Employer such number of days prior to the date as of which such contributions are to be resumed as the Administrator shall prescribe.

        4.6  DELIVERY OF DEFERRAL CONTRIBUTIONS

        As soon after the date an amount would otherwise be paid to an Employee as it can reasonably be separated from Employer assets, each Employer shall cause to be delivered to the Trustee in cash all Deferral Contributions attributable to such amounts.

        4.7  VESTING OF DEFERRAL CONTRIBUTIONS

        A Participant's vested interest in his Deferral
        Contributions Sub-Account shall be at all times 100 percent.

        5. Section 6.2 of the Plan is amended and restated to read as follows, effective January 1, 1997:

        6.2  EMPLOYER REGULAR CONTRIBUTIONS

        The Employer shall make an Employer Regular Contribution to the Plan for the Contribution Period in an amount equal to 6 percent of the Compensation paid to its Employees during the Contribution Period who are eligible to participate in the allocation of Employer Regular Contributions for the Contribution Period, as determined under this Article. The Employer Regular Contribution for the Contribution Period shall be allocated to each such eligible Employee's Employer Regular Contributions Sub-Account in an amount equal to 6 percent of his Compensation from the Employer for the Contribution Period.

               6. Section 6.3 of the Plan shall be deleted and the remaining Sections of Article VI shall be renumbered accordingly.

               7. The first paragraph of Section 7.2 is amended and restated to read as follows, effective January 1, 1997:

               In no event shall the amount of the Deferral Contributions made on behalf of an Eligible Employee for his taxable year, when aggregated with any elective contributions made on behalf of the Eligible Employee under any other plan of the Employer or a Related Company for his taxable year, exceed the Code Section 402(g) limit. In the event that the Administrator determines that the deferral percentage elected by an Eligible Employee will result in his exceeding the Code Section 402(g) limit, the Administrator may adjust the deferral authorization of such Eligible Employee by reducing the percentage of his Deferral Contributions to such smaller percentage that will result in the Code Section 402(g) limit not being exceeded. If the Administrator determines that the Deferral Contributions made on behalf of an Eligible Employee would exceed the Code Section 402(g) limit for his taxable year, the Deferral Contributions for such Participant shall be automatically suspended for the remainder, if any, of such taxable year.

               8. The second paragraph of Section 7.4 is amended and restated to read as follows, effective January 1, 1997:

               In order to assure that the limitation contained herein is not exceeded with respect to a Plan Year, the Administrator is authorized to suspend completely further Deferral Contributions on behalf of Highly Compensated Employees for any remaining portion of a Plan Year or to adjust the projected actual deferral percentages of Highly Compensated Employees by reducing their percentage elections with respect to Deferral Contributions for any remaining portion of a Plan Year to such smaller percentages that will result in the limitation set forth above not being exceeded. In the event of any such suspension or reduction, Highly Compensated Employees affected thereby shall be notified of the reduction or suspension as soon as possible and shall be given an opportunity to make a new Deferral Contribution election to be effective the first day of the next following Plan Year.

               9.   The second sentence of the last paragraph of Section
          7.7 of the Plan is amended and restated to read as follows, effective January 1, 1997:

               The amount of any reduction of forfeitures shall be deemed a forfeiture for the limitation year.

               10. Section 9.5 of the Plan is deleted, effective September 1, 1997.

               11. The first paragraph of Section 13.3 of the Plan is amended and restated to read as follows, effective January 1, 1997:

               That portion of a Participant's Employer Regular Contributions Sub-Account that is not vested upon the occurrence of his Termination Date shall be forfeited and his Account closed as of the earlier of (i) the last day of the Plan Year in which his Termination Date occurs or (ii) the date on which his vested interest in his Account is distributed.

               12. Section 14.3 shall be revised by replacing "$3,500" in each place that it appears therein with "$5,000", effective January 1, 1998.

               13. Section 19.4 of the Plan is amended and restated to read as follows, effective January 1, 1997:

               The expenses of administration of the Plan, including the expenses of the Administrator and the fees of the Trustee, shall be paid from the Trust. The manner in which such expenses and fees will be charged against the Trust shall be determined by the Administrator.

               14. Section 19.10 of the Plan is amended and restated to read as follows, effective January 1, 1997:

               19.10     MILITARY LEAVE

               The provisions of this Section shall apply only to an Employee who becomes entitled to contributions under the Plan for periods that he is absent from employment because of Military Leave.

               (a)  Contributions for Plan Year in Which Military Leave
                    Commences:
                    -------------------------------------------------
                    To the extent that an Employee receives Compensation and/or Quarterly Cash Payout(s) from his Employer for the Plan Year in which his Military Leave commences, such Employee, to the extent he is eligible under the terms of the Plan other than this Section, shall be eligible to participate in the allocation of Employer Regular Contributions for such Contribution Period and to elect, in accordance with Article IV, to have all or a portion of his Quarterly Cash Payout allocated to his Account as a Deferral Contribution. The amount of such Employee's allocable share of the Employer Regular Contribution for such Contribution Period and the amount of the Quarterly Cash Payout for such Contribution Period shall be based on his Compensation and Quarterly Cash Payout actually received from the Employer for such Contribution Period (rather than Compensation or Quarterly Cash Payout imputed because of Military Leave) and his years of Vesting Service (prior to January 1, 1997) as of the end of such Contribution Period. If the Employee does not receive Quarterly Cash Payout(s) nor Compensation from his Employer for the Plan Year in which his Military Leave commences, such Employee shall not make Deferral Contributions to the Plan nor participate in the allocation of Employer Regular Contributions for such Plan Year until his re-employment at the end of his Military Leave.

               (b)  Contributions Following Re-Employment:
                         -------------------------------------

                         Upon re-employment following Military Leave, a contribution shall be made on behalf of each Employee who would have been eligible to participate in the allocation of Employer Regular Contributions for a Contribution Period, but for his absence because of Military Leave, in the aggregate amount such Employee would have received as his allocable share of each such Employer Regular Contribution. Such allocable share shall be determined based on the Employee's Compensation for the Contribution Period (including both Compensation actually received from his Employer and Compensation imputed to him for Military Leave). If the Employee received an allocation of Employer Regular Contributions with respect to a Contribution Period under the provisions of paragraph (a) of this Section, the amount of such allocation shall be offset against the amount determined hereunder in determining the amount of the additional contribution to be made on the Employee's behalf.

                         If an Employee is re-employed part-way through a Contribution Period, the amount of the Employer Regular Contribution for the Contribution Period and his allocable share of such Employer Regular Contribution shall be determined as provided in Sections 6.2 and 6.3, taking into consideration such Employee's Compensation for the Contribution Period that is imputed to him for Military Leave.

               (c)  Deferral Contributions Following Re-Employment:
                         ----------------------------------------------
                         Upon re-employment following Military Leave, an

                         Employee may elect, in accordance with Article IV, to have all or a portion of his Quarterly Cash Payout(s) (including both Quarterly Cash Payout(s) actually received from his Employer and Quarterly Cash Payouts imputed to him for Military Leave) allocated to his Account as a Deferral Contribution. If the Employee does not elect to have such amount allocated to his Account as a Deferral Contribution, such amount will be paid directly to him in cash. An employee must make his election during the "applicable period" (as defined below). Any Deferral Contributions made pursuant to the preceding sentence shall be made in accordance with the provisions of the Plan in effect during the period for which such Deferral Contributions were made. The "applicable period" means the period beginning on the Employee's re-employment date and either (1) ending five years later or (2) extending three times as long as the period during which the Employee was on Military Leave, whichever is shorter.

               Notwithstanding any other provision of the Plan to the contrary (i) no earnings shall be credited to the Account of an Employee with respect to contributions made under this
               Section 19.10 for periods ending prior to the date such contributions are actually paid to the Plan; and (ii) for periods prior to January 1, 1998, Quarterly Cash Payout shall mean "cash election" as defined under the terms of the Plan as then in effect.


           IN WITNESS WHEREOF, the Sponsor has executed this instrument this 30th day of

      December, 1997.

                                         RUBBERMAID INCORPORATED



                                         By: William R. Connor
                                             ------------------------------
                                              Benefit Plans Committee









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